Execution Version

Dated 26 November 2019
Intercreditor Agreement

between
BNP Paribas
as the Senior Agent

Global Loan Agency Services Limited
as the Second Lien Agent

The Senior Lenders
The Second Lien Lenders
Globalstar, Inc.,
as the Borrower

BNP Paribas
as the Senior Security Agent

GLAS Trust Corporation Limited
as the Second Lien Security Agent

and Others

White & Case LLP
5 Old Broad Street
London EC2N 1DW

This Agreement (the “Agreement”) is dated 26 November 2019 and made

Between:

(1)
Globalstar, Inc., a corporation duly organised and validly existing under the laws of the State of Delaware, with its principal office located at 1351 Holiday Square Boulevard, Covington, LA 70433, United States of America (the “Borrower”);

(2)	The Subsidiaries of the Borrower listed in Part 1 of Schedule 1 (The Original Parties) as Debtors (together with the Borrower, the “Original Debtors”);

(3)
BNP Paribas, a société anonyme with a share capital of €2,499,597,122 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as facility agent and Chef de File for and on behalf of the Senior Facility Creditors as the Senior Agent;

(4)
BNP Paribas, Société Générale, Natixis, Crédit Agricole Corporate and Investment Bank and Crédit Industriel et Commercial each acting in its capacity as a mandated lead arranger as the Senior Arrangers;

(5)	BNP Paribas, Société Générale, Natixis, Crédit Agricole Corporate and Investment Bank and Crédit Industriel et Commercial as the Senior Lenders;

(6)	Global Loan Agency Services Limited, a limited liability company registered in England and Wales with number 8318601, as the initial Second Lien Agent;

(7)	Inverness Financing, L.L.C., Thermo Funding II LLC, [*], [*] and [*] as the Second Lien Lenders;

(8)
The Persons listed in Part 2 of Schedule 1 (The Original Parties) as original Subordinated Creditors (in their capacity as Subordinated Creditors only, and not in any other capacity) (the “Original Subordinated Creditors”);

(9)	The Persons listed in Part 3 of Schedule 1 (The Original Parties) as original Subordinated Debtors (the “Original Subordinated Debtors”);

(10)
BNP Paribas, a société anonyme with a share capital of €2,499,597,122 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as security trustee and agent for the Senior Facility Creditors (the “Senior Security Agent”); and

(11)
GLAS Trust Corporation Limited, limited liability incorporated in England and Wales with registered number 7927175, as security trustee and agent for the Second Lien Creditors (the “Second Lien Security Agent”).

It is agreed as follows:

1.	Definitions and interpretation

1.1	Definitions
In this Agreement:
“Acceleration Event” means a Senior Acceleration Event or a Second Lien Acceleration Event.
“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
“Appropriation” means the appropriation (or similar process) of the shares in the capital of a member of the Group (other than the Borrower) by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) (or any Receiver or Delegate) which is effected (to the extent permitted under the relevant Security Document and applicable law) by enforcement of the Transaction Security.
“Bankruptcy Case” means a case or proceeding under the Bankruptcy Code.
“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect or any successor statute.
“Blocking Notice” means has the meaning given to that term in the Accounts Agreement.
“Borrowing Liabilities” means, in relation to a member of the Group, the liabilities and obligations (not being Guarantee Liabilities) it may have as a principal debtor to a Creditor (other than to a Senior Arranger or a Senior Agent) or a Debtor in respect of Financial Indebtedness arising under the Debt Documents (whether incurred solely or jointly and including, without limitation, liabilities and obligations as a borrower under the Senior Finance Documents and liabilities and obligations as a borrower under the Second Lien Finance Documents).
“BPIFAE Insurance Policy” means each credit insurance policy (as amended from time to time) in respect of the Initial Senior Facility Agreement originally issued by COFACE (and now managed by BPIFAE acting for and on behalf of the French state as successor in title to COFACE) for the benefit of the Senior Lenders in respect of each Senior Facility and as approved by the BPIFAE Agent (on behalf of the Senior Lenders) pursuant to article L.432‑2 of the French Code des Assurances and signed by the BPIFAE Agent and the Senior Lenders.
“Bridge Loan Subordination Deed” means the subordination deed dated 2 July 2019 and made between the Borrower, Thermo Funding Company LLC, [*], [*], [*], the Senior Security Agent and the Senior Agent.
“Cash Proceeds” means:

8(a)	proceeds of the Security Property which are in the form of cash; and

8(b)	any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any proceeds of the Security Property which are in the form of Non-Cash Consideration.
“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Commitment” means a Senior Commitment or a Second Lien Commitment.
“Common Assurance” means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the benefit of which (however conferred) is, to the extent legally possible, given to all the Secured Parties in respect of their Liabilities but excludes a BPIFAE Insurance Policy.
“Common Currency” means Dollars.
“Common Currency Amount” means, in relation to an amount, that amount converted (to the extent not already denominated in the Common Currency) into the Common Currency at the Senior Security Agent’s (or, following the Senior Discharge Date, the Second Lien Security Agents) Spot Rate of Exchange on the Business Day prior to the relevant calculation.
“Competitive Sales Process” means

14(a)
any auction or other competitive sales process conducted with the advice of a Financial Adviser appointed by, or approved by, the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) pursuant to Clause 13.6 (Appointment of Financial Adviser) (and the procedures for which do not expressly exclude the Second Lien Creditors from participating as prospective buyers); and

14(b)	any enforcement of the Transaction Security carried out by way of auction or other competitive sales process pursuant to requirements of applicable law.
“Consent” means any consent, approval, release or waiver or agreement to any amendment.
“Creditor Accession Undertaking” means:

16(a)	an undertaking substantially in the form set out in Schedule 3 (Form of Creditor Accession Undertaking); or

16(b)
a Transfer Certificate or an Assignment Agreement (each as defined in the relevant Facility Agreement) (provided that it contains an accession to this Agreement which is substantially in the form set out in Schedule 3 (Form of Creditor Accession Undertaking)), as the context may require; or

16(c)	in the case of an acceding Debtor or Subordinated Debtor which is expressed to accede as a Debtor or a Subordinated Debtor in the relevant Debtor Accession Deed, that Debtor Accession Deed.
“Creditors” means:

(a)	the Primary Creditors; and

(b)	the Subordinated Creditors.
“Debt Disposal” means any disposal of any Liabilities or Debtors’ Intra-Group Receivables pursuant to paragraphs (d) or (e) of Clause 13.1 (Facilitation of Distressed Disposals and Appropriation).
“Debt Document” means each of:

(a)	this Agreement;

(b)	the Senior Finance Documents;

(c)	the Second Lien Finance Documents;

(d)	the Security Documents;

(e)	any Subordinated Liabilities Document; and

(f)	any other document designated as such by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) and the Borrower.
“Debtor” means:

(a)	each Original Debtor; and

(b)	any person which becomes a Party as a Debtor in accordance with the terms of Clause 20 (Changes to the Parties).
“Debtor Accession Deed” means a deed substantially in the form set out in Schedule 2 (Form of Debtor Accession Deed).
“Debtors’ Intra‑Group Receivables” means, in relation to a member of the Group, any liabilities and obligations owed to any Debtor (whether actual or contingent and whether incurred solely or jointly) by that member of the Group.
“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Debt Documents or any combination of any of the foregoing) be an Event of Default.
“Delegate” means any delegate, agent, attorney or co‑trustee appointed by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent).
“DIP Financing” has the meaning given to that term in Clause 7.1 (Financing Issues).
“DIP Financing Conditions” has the meaning given to that term in Clause 7.1 (Financing Issues).
“Distress Event” means any of:

26(a)	an Acceleration Event; or

26(b)	the enforcement of any Transaction Security.
“Distressed Disposal” means a disposal of an asset of a member of the Group which is:

27(a)	being effected at the request of the Instructing Group in circumstances where the Transaction Security has become enforceable;

27(b)	being effected by enforcement of the Transaction Security (including the disposal of any Property of a member of the Group, the shares in which have been subject to an Appropriation); or

27(c)	being effected, after the occurrence of a Distress Event, by a Debtor to a person or persons which is, or are, not a member, or members, of the Group.
“Enforcement Action” means:

28(a)	in relation to any Liabilities:

(i)
the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Senior Facility Creditor to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Debt Documents);

(ii)	the making of any declaration that any Liabilities are payable on demand;

(iii)	the making of a demand in relation to a Liability that is payable on demand;

(iv)	the making of any demand against any member of the Group in relation to any Guarantee Liabilities of that member of the Group;

(v)
the exercise of any right to require any member of the Group to acquire any Liability (including exercising any put or call option against any member of the Group for the redemption or purchase of any Liability);

(vi)
the exercise of any right of set‑off, account combination or payment netting against any member of the Group in respect of any Liabilities other than the exercise of any such right which is otherwise expressly permitted under the Senior Facility Agreement to the extent that the exercise of that right gives effect to a Permitted Payment; and

(vii)	the suing for, commencing or joining of any legal or arbitration proceedings against any member of the Group to recover any Liabilities (including, without limitation, an involuntary Bankruptcy Case);

28(b)	the taking of any steps to enforce or require the enforcement of any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security);

28(c)
the entering into of any composition, compromise, assignment or arrangement with any member of the Group which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities; or

28(d)
the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any member of the Group which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such member of the Group’s assets or any suspension of payments or moratorium of any indebtedness of any such member of the Group, or any analogous procedure or step in any jurisdiction.

“Event of Default” means:

29(a)	any event or circumstance specified as such in the Initial Senior Facility Agreement (or any Refinancing Equivalent); and

29(b)	any event or circumstance specified as such in the Second Lien Facility Agreement.
“Existing Subordination Agreement” means:

(a)	the Thermo Subordination Deed;

(b)	the Thermo Junior Subordination Deed;

(c)	the Bridge Loan Subordination Deed; or

(d)	the Subsidiary Guarantor Subordination Deed.
“Exposure” has the meaning given to that term in Clause 17.1 (Equalisation Definitions).
“Facility Agent” means each of the Senior Agent and the Second Lien Agent.
“Facility Agreement” means each of the Senior Facility Agreement and the Second Lien Facility Agreement.
“Fairness Opinion” means, in respect of a Distressed Disposal or a Liabilities Sale, an opinion that the proceeds received or recovered in connection with that Distressed Disposal or Liabilities Sale are fair from a financial point of view taking into account all relevant circumstances, including, without limitation, the method of enforcement or disposal.
“Final Discharge Date” means the later to occur of:

(a)	the Senior Discharge Date; and

(b)	the Second Lien Discharge Date.
“Financial Adviser” means any:

35(a)	independent internationally recognised investment bank;

35(b)	independent internationally recognised accountancy firm; or

35(c)
other independent internationally recognised professional services firm which is regularly engaged in providing valuations of businesses or financial assets or, where applicable, advising on competitive sales processes.

“Financial Indebtedness” has the meaning given to that term in the Initial Senior Facility Agreement.
“Fourth Global Amendment and Restatement Agreement” means the amendment and restatement agreement entered into on or about the date of this Agreement and made between, amongst others, the Borrower and the Senior Facility Creditors.
“Guarantee Liabilities” means, in relation to a member of the Group, the liabilities and obligations under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor (other than to a Senior Arranger or a Senior Agent) or Debtor as or as a result of its being a guarantor or surety (including, without limitation, liabilities and obligations arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Senior Finance Documents and the Second Lien Finance Documents).
“Hardening Period” means any period during which Security, or any other assurance against loss, is capable of being avoided by virtue of any bankruptcy, insolvency, liquidation or similar laws.
“Initial Senior Facility Agreement” means the facility agreement originally dated 5 June 2009, as amended from time to time including as amended and restated pursuant to the Fourth Global Amendment and Restatement Agreement between the Borrower, the Senior Security Agent, the Senior Agent, each Senior Arranger and the Senior Lenders.
“Initial Senior Facility” has the meaning given to the term “Facilities” in the Initial Senior Facility Agreement.
“Initial Senior Liabilities” means the Senior Liabilities owed by the Debtors to the Senior Facility Creditors under the Initial Senior Finance Documents.
“Initial Senior Finance Documents” has the meaning given to the term “Finance Documents” in the Initial Senior Facility Agreement.
“Insolvency Event” means, in relation to a person, a situation where any of the following occurs in respect of that person:

43(a)
the commencement of a voluntary case (or analogous motion) under U.S. federal bankruptcy laws or under other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganisation, winding-up or adjustment of debts or analogous proceedings (including the commencement of a Bankruptcy Case);

43(b)
that person’s filing of a petition (or analogous motion) seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganisation, winding-up, composition for adjustment of debts or analogous proceedings;

43(c)	that person’s consent to, or failure to contest, in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws;

43(d)
that person’s application for or consent to, or failure to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of a substantial part of its property, domestic or foreign;

43(e)	any admission in writing by that person of its inability to pay its debts as they become due;

43(f)	any general assignment by that person for the benefit of creditors;

43(g)	the taking by that person of any corporate action for the purpose of authorising any of the foregoing;

43(h)
any suspension or threat to suspend by that person of making payment on any of that person’s debts or, by reason of actual or anticipated financial difficulties, commencement by that person of negotiations with one  or more of that person’s creditors with a view to rescheduling any of that person’s indebtedness (other than the Senior Facility Creditors in connection with the Senior Finance Documents);

43(i)	the appointment of any liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that member of the Group or any of its assets;

43(j)
any law or resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that member of the Group, a moratorium is declared in relation to any indebtedness of that member of the Group or an administrator is appointed to that member of the Group;

43(k)	any composition, compromise, assignment or arrangement is made with any of its creditors; or

43(l)	any analogous procedure or step is taken in any jurisdiction.
“Instructing Group” means at any time:

(a)	prior to the Senior Discharge Date, the Majority Senior Lenders; and

(b)	on or after the Senior Discharge Date, the Majority Second Lien Lenders.
“Intra-Group Liabilities” means the Liabilities owed by any member of the Group to any other member of the Group (other than the Borrower Liabilities).
“Liabilities” means all present and future liabilities and obligations at any time of any member of the Group to any Creditor under the Debt Documents, both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

45(a)	any refinancing, novation, deferral or extension;

45(b)
any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

45(c)	any claim for damages or restitution; and

45(d)	any claim as a result of any recovery by any Debtor of a Payment on the grounds of preference or otherwise, and any amounts which would be included in any of the above but for any discharge, non‑provability, unenforceability or non‑allowance of those amounts in any insolvency or other proceedings.
“Liabilities Sale” means a Debt Disposal pursuant to paragraph (e) of Clause 13.1 (Facilitation of Distressed Disposals and Appropriation).

“Majority Second Lien Lenders” has the meaning given to the term “Majority Lenders” in the Second Lien Facility Agreement.
“Majority Senior Lenders” means the “Majority Lenders” under and as defined in the Initial Senior Facility Agreement or any Refinancing Equivalent.
“Mandatory Prepayment” means a Senior Mandatory Prepayment or a Second Lien Mandatory Prepayment.
“Margin” means the “Applicable Margin” under and as defined in the Initial Senior Facility Agreement or any Refinancing Equivalent.
“Non-Cash Consideration” means consideration in a form other than cash.
“Non-Cash Recoveries” means:

52(a)	any proceeds of a Distressed Disposal or a Debt Disposal; or

52(b)	any amount distributed to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) pursuant to Clause 8.1 (Turnover by the Creditors), which are, or is, in the form of Non-Cash Consideration.
“Non-Distressed Disposal” has the meaning given to that term in Clause 12 (Non-Distressed Disposals).
“Other Liabilities” means, in relation to a member of the Group, any trading and other liabilities and obligations (not being Borrowing Liabilities or Guarantee Liabilities) it may have to a Subordinated Creditor, Subordinated Debtor or Debtor.
“Party” means a party to this Agreement.
“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).
“Payover Amount” has the meaning given to that term in Clause 7.3(d) (Adequate Protection).
“Permitted Payment” means:

(a)	a Permitted Second Lien Payment;

(b)	a Permitted Subordinated Liability Payment; or

(c)	a Permitted Senior Liability Payment.
“Permitted Second Lien Payments” means any payment by the Borrower to a Second Lien Creditor under, or in connection with, a Second Lien Finance Document in respect of:

(a)	PIK Interest relating to the Second Lien Facility Agreement paid by capitalising and adding the amount of the applicable interest payment to the principal amount of the loan thereunder; and

(b)	cash payments relating to:

(i)
the legal fees of Winston & Strawn LLP and Paul Hastings LLP incurred on or prior to the date of this Agreement in the amount notified by the Borrower to the Senior Agent at or around the date of this Agreement;

(ii)	any legal fees incurred following the date of this Agreement provided that:

(A)	such legal fees are reasonable and proportionate and incurred in connection with:

(1)	the negotiation, preparation, printing and execution of the Second Lien Finance Documents; or

(2)	responding to, evaluating, negotiating or complying with any requests for an amendment, waiver or consent of a Second Lien Finance Document;

(B)	if requested by the Senior Agent, the Borrower promptly delivers supporting documentary evidence in relation to such fees; and

(C)	any such legal fees are summarised in the applicable Monthly Report; and

(iii)	transaction fees, costs and expenses relating to the Second Lien Agent and/or the Second Lien Security Agent in an aggregate amount no greater than US$100,000 per annum.
“Permitted Senior Liability Payments” means the Payments permitted by Clause 3.1 (Payments of Senior Liabilities).
“Permitted Subordinated Liability Payments” means the Payments permitted by Clause 5.2 (Permitted Subordinated Liability Payments).
“Preference Recovery” has the meaning given to that term in Clause 7.4(a) (Preference Issues).
“Primary Creditors” means:

(a)	the Senior Facility Creditors; and

(b)	the Second Lien Creditors.
“Property” means, in relation to a member of the Group or of a Debtor:

64(a)	any asset of that member of the Group or of that Debtor;

64(b)	any Subsidiary of that member of the Group or of that Debtor; and

64(c)	any asset of any such Subsidiary.
“Qualifying Senior Facility Refinancing” means a refinancing of the Senior Liabilities where:

65(a)	the proceeds of that refinancing discharge the Senior Liabilities in full;

65(b)
the indebtedness created as a result of such refinancing ranks, or is expressed to rank, in relation to the Second Lien Liabilities in the same manner and to the same extent as the Senior Liabilities being refinanced;

65(c)	any:

(i)	agent of the providers of the refinancing becomes a Party as a Senior Agent;

(ii)	arranger of the refinancing becomes a Party as a Senior Arranger; and

(iii)	provider of the refinancing becomes a Party as a Senior Lender, in respect of that refinancing pursuant to Clause 20.8 (Creditor Accession Undertaking);

65(d)	the terms of the original form of the documents relating to the indebtedness created by, or the terms of, that refinancing either:

(i)	comply with the following conditions:

(A)	any Senior Principal Increase resulting from the refinancing would not exceed the Senior Headroom at that time;

(B)	any Refinancing Yield Increase resulting from the refinancing would not cause the Senior Yield Headroom at that time to be exceeded;

(C)
the facilities made available under those documents do not benefit from any Security, guarantee, indemnity or other assurance against loss other than that which is permitted to be taken by the Senior Facility Creditors in respect of the Senior Liabilities pursuant to Clause 3.4 (Security: Senior Facility Creditors);

(D)
the date by which all the facilities made available under those documents are scheduled to have been repaid is no earlier than 180 days before, and does not extend more than 364 days beyond, the Senior Termination Date applicable to the Initial Senior Facilities in the original form of the Initial Senior Facility Agreement;

(E)
to the extent that any financial covenant (however described) in the original form of those documents (the “Revised Covenant”) is more onerous in any material respect than any financial covenant in the Initial Senior Finance Documents (the “Original Covenant”), the relevant Debtors and Primary Creditors, if requested to do so by the Second Lien Lenders, grant all necessary consents under the Second Lien Finance Documents to enable the equivalent financial covenant in the Second Lien Finance Documents (the “Second Lien Covenant”) to be amended so that any percentage differential between the Revised Covenant and the amended form of Second Lien Covenant is the same as any percentage differential between the Original Covenant and the form of Second Lien Covenant prior to that amendment; and

(F)	the representations, warranties, undertakings (other than financial covenants) and events of default (however described) in the original form of those documents are not more onerous in any material respect than those applying under the Initial Senior Finance Documents; or

(ii)	are agreed to by the Majority Second Lien Lenders and the Second Lien Agent.
“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.
“Recoveries” has the meaning given to that term in Clause 16.1 (Order of Application).
“Refinancing Equivalent” means, on and after the completion of a Qualifying Senior Facility Refinancing and in relation to a provision or term of the Initial Senior Facility Agreement, any equivalent provision or term in the Refinancing Senior Facility Agreement which is similar in meaning and effect.
“Refinancing Senior Facility Agreement” means, in relation to a Qualifying Senior Facility Refinancing, any facility agreement entered into pursuant to that Qualifying Senior Facility Refinancing.
“Refinancing Senior Facility” means, in relation to a Qualifying Senior Facility Refinancing, any facility made available under the relevant Refinancing Senior Finance Documents.
“Refinancing Senior Liabilities” means the Senior Liabilities owed by the Debtors to the Senior Facility Creditors under the Refinancing Senior Finance Documents.
“Refinancing Senior Finance Documents” means, in relation to a Qualifying Senior Facility Refinancing, any documents relating to the indebtedness created by, or the terms of, that Qualifying Senior Facility Refinancing.
“Refinancing Yield Increase” means, in respect of a Qualifying Senior Facility Refinancing (or a proposed Qualifying Senior Facility Refinancing) and as at the date of the completion of that Qualifying Senior Facility Refinancing, the extent to which:

73(a)
the margin relating to the facilities made available, or to be made available, pursuant to that Qualifying Senior Facility Refinancing (when aggregated with each fee or commission relating to those facilities and payable to the arrangers or lenders of those facilities (when amortised on a straight line basis over the relevant amortisation period)) exceeds;

73(b)
the Margin relating to the Senior Facility being refinanced (when aggregated with each fee or commission relating to those facilities and payable to the arrangers or lenders of those facilities (when amortised on a straight line basis over the relevant amortisation period)).

“Relevant Liabilities” means, in the case of:

74(a)	a Creditor:

(i)	the Liabilities owed to Creditors ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor (as the case may be); and

(ii)	all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Agents; and

74(b)	a Debtor, the Liabilities owed to the Creditors together with all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Agents.
“Second Lien Acceleration Event” means the Second Lien Agent exercising any of its rights under clauses 23.1 (Acceleration) or 23.2 (Automatic Acceleration) of the Second Lien Facility Agreement.
“Second Lien Agent” means the “Agent” under and as defined in the Second Lien Facility Agreement.
“Second Lien Commitment” has the meaning given to the term “Commitment” in the Second Lien Facility Agreement.
“Second Lien Creditors” means:

(a)	the Second Lien Agent;

(b)	the Second Lien Security Agent; and

(c)	each Second Lien Lender.
“Second Lien Discharge Date” means the first date on which all Second Lien Liabilities have been fully and finally discharged to the satisfaction of the Second Lien Agent, whether or not as a result of an enforcement, and the Second Lien Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Debt Documents.
“Second Lien Facility” has the meaning given to the term “Facility” in the Second Lien Facility Agreement.
“Second Lien Facility Agreement” means the second lien facility agreement made between the Borrower, the Second Lien Creditors and others dated on or about the date of this Agreement.
“Second Lien Finance Documents” has the meaning given to the term “Finance Documents” in the Second Lien Facility Agreement.
“Second Lien Lenders” means each “Lender” (as defined in the Second Lien Facility Agreement).
“Second Lien Liabilities” means the Liabilities owed by the Debtors to the Second Lien Creditors under or in connection with the Second Lien Finance Documents.
“Second Lien Mandatory Prepayment” means any mandatory prepayment of any of the Second Lien Liabilities set out in the original form of the Second Lien Facility Agreement.
“Secured Obligations” means all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by any member of the Group and by each Debtor to any Secured Party under the Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.
“Secured Parties” means:

(a)	each Security Agent;

(b)	any Receiver;

(c)	any Delegate; and

(d)
each of the Primary Creditors from time to time but, in the case of each Primary Creditor, only if it is a Party or has acceded to this Agreement, in the appropriate capacity, pursuant to Clause 20.8 (Creditor Accession Undertaking).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
“Security Agents” means:

(a)	prior to the Senior Discharge Date, the Senior Security Agent and the Second Lien Security Agent; and

(b)	following the Senior Discharge Date, solely the Second Lien Security Agent.
“Security Documents” means:

90(a)	each of the Transaction Security Documents;

90(b)
any other document entered into at any time by any person creating any guarantee, indemnity, Security or other assurance against financial loss in favour of any of the Secured Parties as security for any of the Secured Obligations; and

90(c)	any Security granted under any covenant for further assurance in any of the documents referred to in paragraphs (a) and (b) above.
“Security Property” means:

91(a)	the Transaction Security expressed to be granted in favour of each Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

91(b)
all obligations expressed to be undertaken by a Debtor to pay amounts in respect of the Liabilities to each Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Debtor in favour of each Security Agent as trustee for the Secured Parties;

91(c)	each Security Agent’s interest in any trust fund created pursuant to Clause 8 (Turnover of Receipts);

91(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which a Security Agent is required by the terms of the Debt Documents to hold as trustee on trust for the Secured Parties.

“Senior Acceleration Event” means the Senior Agent exercising any of its rights under clauses 24.1 (Acceleration) or 24.2 (Automatic Acceleration) of the Initial Senior Facility Agreement or under any Refinancing Equivalent.

“Senior Agent” means the “BPIFAE Agent” under and as defined in the Initial Senior Facility Agreement or, if it becomes a Party as a Senior Agent in respect of the relevant Qualifying Senior Facility Refinancing, any agent of the providers of that Qualifying Senior Facility Refinancing.
“Senior Arranger” means any “Mandated Lead Arranger” under and as defined in the Initial Senior Facility Agreement or, if it becomes a Party as a Senior Arranger in respect of the relevant Qualifying Senior Facility Refinancing, any arranger of that Qualifying Senior Facility Refinancing.
“Senior Commitment” means a “Commitment” under and as defined in the Initial Senior Facility Agreement or any Refinancing Equivalent.
“Senior Discharge Date” means the first date on which all Senior Liabilities have been fully and finally discharged to the satisfaction of the Senior Agent, whether or not as the result of an enforcement, and the Senior Lenders are under no further obligation to provide financial accommodation to any of the Debtors under the Debt Documents.
“Senior Event of Default” means an Event of Default under the Senior Facility Agreement.
“Senior Facility” means:

98(a)	prior to the completion of the first Qualifying Senior Facility Refinancing, the Initial Senior Facility; and

98(b)	on and after the completion of a Qualifying Senior Facility Refinancing, any relevant Refinancing Senior Facility.
“Senior Facility Agreement” means:

99(a)	prior to the completion of the first Qualifying Senior Facility Refinancing, the Initial Senior Facility Agreement; and

99(b)	on and after the completion of a Qualifying Senior Facility Refinancing, the relevant Refinancing Senior Facility Agreement.
“Senior Facility Creditors” means:

(a)	each Senior Agent;

(b)	each Senior Arranger;

(c)	each Senior Lender; and

(d)	each Senior Security Agent.
“Senior Facility Security Documents” has the meaning given to that term in the Senior Facility Agreement.
“Senior Finance Documents” means:

101(a)	prior to the completion of the first Qualifying Senior Facility Refinancing, the Initial Senior Finance Documents; and

101(b)	on or after the completion of a Qualifying Senior Facility Refinancing, the relevant Refinancing Senior Finance Documents.
“Senior Headroom” means, at any time and in relation to a Senior Principal Increase (the “Relevant Senior Principal Increase”), 10% of the Loans then outstanding as at the date of this Agreement less the Common Currency Amount of the aggregate amount of any Senior Principal Increases other than the Relevant Senior Principal Increase.
“Senior Lender Liabilities” means the Senior Liabilities owed by the Debtors to the Senior Lenders.
“Senior Lenders” means each “Lender” (as defined in the Initial Senior Facility Agreement) or any Refinancing Equivalent).
“Senior Liabilities” means the Liabilities owed by the Debtors to the Senior Facility Creditors under the Senior Finance Documents.
“Senior Mandatory Prepayment” means any mandatory prepayment of any of the Senior Liabilities set out in the Senior Facility Agreement or pursuant to any Refinancing Equivalent.
“Senior Payment Default” means a Default under clause 23.1 (Non-Payment) of the Initial Senior Facility Agreement or under any Refinancing Equivalent.
“Senior Principal” means, at any time, and in relation to the Senior Finance Documents, the then aggregate (without double counting) of the Common Currency Amount of:

107(a)	any amounts borrowed and not repaid or prepaid (assuming prepayment by the Borrower with the proceeds of the utilisation under the Second Lien Facility Agreement); and

107(b)	the committed financial accommodation available (or potentially available), under those Senior Finance Documents and, in the case of paragraph (b) above, by reference to the application, at that time, of any relevant limitation on the potential amount of that financial accommodation but excluding any principal that has arisen as a result of PIK Interest.
“Senior Principal Increase” means, in relation to an amendment or waiver of the Senior Finance Documents, or to a Qualifying Senior Facility Refinancing (or a proposed Qualifying Senior Facility Refinancing), the extent to which the Senior Principal immediately after that amendment or waiver, or immediately after the completion of that Qualifying Senior Facility Refinancing, would (as a result of that amendment or waiver, or Qualifying Senior Facility Refinancing (and after taking account of any repayment or cancellation to be effected at the same time as, or immediately after, that amendment or waiver, or the completion of that Qualifying Senior Facility Refinancing)), incrementally exceed either:

(a)	the Senior Principal as at the date of this Agreement; or

(b)	if less, the Senior Principal immediately before that amendment, waiver or the completion of that Qualifying Senior Facility Refinancing.
“Senior Security Agent” means the “Security Agent” under and as defined in the Initial Senior Facility Agreement or, if it becomes a Party as a Senior Agent in respect of the relevant Qualifying

Senior Facility Refinancing, any agent of the providers of that Qualifying Senior Facility Refinancing.
“Senior Termination Date” means the date by which all the Senior Facilities are scheduled to have been repaid in full pursuant to the Senior Facility Agreement.
“Senior Yield Headroom” means, at any time and in relation to:

112(a)	any increase in Margin, or inclusion of additional margin, under paragraph (a)(ii)(B) of Clause 3.3 (Restriction on Amendments and Waivers: Senior Liabilities) (a “Margin Increase”); and

112(b)	any Refinancing Yield Increase,
an effect which, when aggregated with:

(i)	any Margin Increase (other than that Margin Increase); and

(ii)	any Refinancing Yield Increase (other than that Refinancing Yield Increase), is equivalent to an increase in the Margin in each calendar year relating to the Initial Senior Facility by up to 2% per annum (by reference to the original form of the Initial Senior Finance Documents).
“Shortfall” has the meaning given to that term in Clause 7.3(d) (Adequate Protection).
“Spot Rate of Exchange” means, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”):

116(a)	the relevant Security Agent’s spot rate of exchange; or

116(b)	(if the relevant Security Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the relevant Security Agent (acting reasonably), for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11:00 a.m. (London time) on a particular day, which shall, in either case, be notified by the relevant Security Agent.
“Subordinated Creditor” means:

117(a)	any Original Subordinated Creditor; and

117(b)	any person which has become a Subordinated Creditor in accordance with Clause 20.3 (Change of Subordinated Creditor) and Clause 20.4 (Accession of Subordinated Creditors),
which, in each case, has not ceased to be a Subordinated Creditor in accordance with this Agreement.
“Subordinated Debtor” means:

118(a)	any Original Subordinated Debtor; and

118(b)	any person which has become a Subordinated Debtor in accordance with Clause 20.9 (New Debtor), which, in each case, has not ceased to be a Subordinated Debtor in accordance with this Agreement.
“Subordinated Liabilities” means the Liabilities owed to a Subordinated Creditor by a Subordinated Debtor or any other member of the Group, provided that Second Lien Liabilities shall not constitute “Subordinated Liabilities”.
“Subordinated Liabilities Documents” means all documents, agreements and instruments evidencing or recording any Subordinated Liabilities.
“Thermo Junior Subordination Deed” means the subordination deed dated 2 July 2019 and made between the Borrower, Thermo Funding Company LLC, [*], [*] and [*].
“Thermo Subordination Deed” means the subordination deed dated 22 June 2009 (as amended and restated on 31 July 2013) and made between the Borrower, Thermo Funding Company LLC, the Senior Security Agent and the Senior Agent.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.
“Transaction Security Documents” means the “Security Documents” under and as defined in the Initial Senior Facility Agreement or any Refinancing Equivalent.
“VAT” means:

126(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

126(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the verb “amend”, in relation to any provision of any agreement or document, means to amend, waive, modify, alter or vary that provision (and “amendment” shall be construed accordingly);

(ii)	an “amount” includes an amount of cash and an amount of Non-Cash Consideration;

(iii)	the “Borrower”, any “Creditor”, any “Debtor”, any “Facility Agent”, “Party”, “Primary Creditor”, a “Security Agent”, “Senior Agent”, “Senior

Arranger”, “Senior Facility Creditor”, any “Second Lien Agent”, any “Second Lien Creditor” any “Second Lien Lender”, “Senior Facility Creditor”, any “Senior Lender”, “Subordinated Debtor” or “Subordinated Creditor” shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(iv)
any “Creditor”, any “Debtor”, any “Facility Agent”, any “Party”, a “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Debt Documents and, in the case of a Security Agent, any person for the time being appointed as a Security Agent or Security Agents in accordance with this Agreement;

(v)	“assets” includes present and future properties, wireless spectrum assets of every kind, revenues and rights of every description;

(vi)
a “Debt Document” or any other agreement or instrument is (other than a reference to a “Debt Document” or any other agreement or instrument in “original form”) a reference to that Debt Document, or other agreement or instrument, as amended, novated, supplemented, extended or restated as permitted by this Agreement;

(vii)	a “distribution” of, or out of, the assets of a member of the Group, includes a distribution of cash and a distribution of Non-Cash Consideration;

(viii)
“enforcing” (or any derivation) the Transaction Security includes the appointment of an administrator, liquidator, receiver or trustee (or any analogous officer in any jurisdiction) of a Debtor by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent);

(ix)	a “group of Creditors” includes all the Creditors and a “group of Primary Creditors” includes all the Primary Creditors;

(x)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xi)	a reference to “notice” includes any notice, request, instruction, demand or other communication;

(xii)
the “original form” of a “Debt Document” or any other agreement or instrument is a reference to that Debt Document, agreement or instrument as originally entered into provided that, in the case of a Senior Finance Document, any reference to the “original form” of a Senior Finance Document is a reference to such Senior Finance Document that is in force as at the date of this Agreement;

(xiii)	a reference to “payment” includes a distribution, prepayment, repayment or redemption and references to “pay” include distribute, prepay, repay or redeem;

(xiv)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xv)	“proceeds” of a Distressed Disposal or of a Debt Disposal includes proceeds in cash and in Non-Cash Consideration;

(xvi)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xvii)	“set‑off” includes combining accounts and payment netting;

(xviii)	“shares” or “share capital” include equivalent ownership interests (and “shareholder” and similar expressions shall be construed accordingly); and

(xix)	a provision of law is a reference to that provision as amended or re-enacted.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived, and an Event of Default is “continuing” if it has not been waived in writing by the Senior Agent and/or the Second Lien Agent, as the case may be, in each case, in accordance with the terms of this Agreement.

1.3	Third Party Rights

(a)
Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	Any Receiver or Delegate may, subject to this Clause 1.3 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.4	Defined Terms

(a)	On or prior to the Senior Discharge Date, words defined in the Senior Facility Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b)	After the Senior Discharge Date, words defined in the Second Lien Facility Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(c)
If after the Senior Discharge Date a term is defined in the Senior Facility Agreement but not in the Second Lien Facility Agreement, any reference to such term in this Agreement shall have the same meaning given to such term in the Senior Facility Agreement.

1.5	Agreement to Override

Unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Debt Documents to the contrary.

1.6	No Registrable Security Interests
No part of this Agreement is intended to or shall create a registrable Security.

1.7	Deed
Each Party intends this document to take effect as a deed (even if a Senior Facility Creditor only executes it under hand).

1.8	Facility Agents

(a)
The Senior Agent has been appointed by each other Senior Facility Creditor (other than the Senior Security Agent) to act as agent on its behalf pursuant to clause 28 (Role of the BPIFAE Agent, the Security Agent and the Mandated Lead Arrangers) of the Initial Senior Facility Agreement and shall act in accordance with the instructions of the Majority Senior Lenders or such other group of Senior Lenders pursuant to such clause and exercise any other right or discretion of the Senior Agent howsoever described in accordance with the relevant provisions of the Senior Finance Documents.

(b)
The Second Lien Agent has been appointed by each other Second Lien Creditor (other than the Second Lien Security Agent) to act as agent on its behalf pursuant to clause 27 (Role of the Agent and the the Security Agent) of the Second Lien Facility Agreement and shall act in accordance with the instructions of the Majority Second Lien Lenders or such other group of Second Lien Lenders pursuant to such clause and exercise any other right or discretion of the Second Lien Agent howsoever described in accordance with the relevant provisions of the Second Lien Finance Documents.

1.9	Security Agents

(a)
The Senior Security Agent has been appointed by each other Senior Facility Creditor (other than the Senior Agent) to act as agent on its behalf pursuant to clause 28 (Role of the BPIFAE Agent, the Security Agent and the Mandated Lead Arrangers) of the Initial Senior Facility Agreement and shall act in accordance with the instructions of the Majority Senior Lenders or such other group of Senior Lenders pursuant to such clause and exercise any other right or discretion of the Senior Security Agent howsoever described in accordance with the relevant provisions of the Senior Finance Documents.

(b)
The Second Lien Security Agent has been appointed by each other Second Lien Creditor (other than the Second Lien Security Agent) to act as agent on its behalf pursuant to clause 27 (Role of the Agent and the the Security Agent) of the Second Lien Facility Agreement and shall act in accordance with the instructions of the Majority Second Lien Lenders or such other group of Second Lien Lenders pursuant to such clause and exercise any other right or discretion of the Second Lien Agent howsoever described in accordance with the relevant provisions of the Second Lien Finance Documents.

2.	Ranking and Priority

2.1	Primary Creditor Liabilities
Each of the Parties agrees that the Liabilities owed by the Debtors to the Primary Creditors shall rank in right and priority of payment in the following order and are postponed and subordinated to any prior ranking Liabilities as follows:

(a)	first, the Senior Liabilities; and

(b)	second, the Second Lien Liabilities.

2.2	Transaction Security

(a)
Each of the Parties agrees that the Transaction Security shall rank and secure the following Liabilities (but only to the extent that such Transaction Security is expressed to secure those Liabilities) in the following order:

(i)	first, the Senior Liabilities; and

(ii)	second, the Second Lien Liabilities.

(b)	Each of the Parties agrees that the Senior Facility Security Documents shall only secure the Senior Liabilities.

(c)	Each Party will co-operate with each other to ensure that:

(i)	any registration of a Security Document; and

(ii)	any notice given under a Security Document,
is consistent with the ranking of the Liabilities and the Transaction Security under this Agreement.

2.3	Ranking of Liabilities Unaffected
The ranking set out in this Clause 2 (Ranking and Priority) and the order of priority of the Transaction Security referred to in this Agreement shall apply notwithstanding:

(a)
any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities owing to the Primary Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents (or by any variation or satisfaction of) any of the Liabilities or any other circumstances, in each case, to the extent permitted under the terms of this Agreement;

(b)	the order in which or dates upon which this Agreement and the other Debt Documents are executed or the order of registration, notice or execution of any Security Document or other document;

(c)	the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding;

(d)	when any Liability is incurred;

(e)	whether or when a Secured Party is obliged to advance any Liabilities;

(f)	any intermediate discharge of any Liability;

(g)
the creation in favour of any Secured Party, in accordance with this Agreement, of any additional Security over the undertaking, properties or assets of a Debtor or any asset which is subject to a floating charge in any Security Document becoming subject to a Security which is a fixed charge or a crystallised floating charge; or

(h)	any contrary provisions in any Debt Document.

2.4	Subordinated Liabilities

(a)	Each of the Parties agrees that the Subordinated Liabilities are postponed and subordinated to the Liabilities owed by the Debtors to the Primary Creditors.

(b)	This Agreement does not purport to rank any of the Subordinated Liabilities as between themselves.

3.	Senior Liabilities

3.1	Payment of Senior Liabilities
The Debtors may make Payments of the Senior Liabilities at any time in accordance with the Senior Finance Documents.

3.2	Amendments and Waivers: Senior Facility Creditors
Subject to Clause 3.3 (Restriction on Amendments and Waivers: Senior Liabilities), the Senior Facility Creditors may amend or waive the terms of the Senior Finance Documents in accordance with their terms (and subject to any consent required under them) at any time.

3.3	Restriction on Amendments and Waivers: Senior Liabilities

(a)
The Senior Facility Creditors may not amend or waive the terms of the Senior Finance Documents if the amendment or waiver is, in relation to the original form of the Senior Finance Documents, an amendment or waiver which:

(i)	constitutes a Senior Principal Increase the amount of which exceeds the Senior Headroom at that time;

(ii)	constitutes an increase in the applicable Margin, or the inclusion of an additional margin, relating to the Senior Facility other than such an increase or inclusion which is:

(A)	contemplated in the original form of the Senior Finance Documents; or

(B)	not otherwise permitted pursuant to paragraph (A) above and the effect of which does not cause the Senior Yield Headroom at that time to be exceeded;

(iii)	is in respect of clause 7 (Prepayment and Cancellation) of the Senior Facility Agreement and which if made would increase the amounts payable by the

Borrower to the Senior Facility Creditors prior to the Senior Termination Date in an aggregate amount greater than the amount equivalent to 10% of the Loans outstanding as at the date of this Agreement;

(iv)	constitutes a change in the currency of payment of any amount under any of the Senior Finance Documents;

(v)	constitutes an increase in, or addition of, any fees or commission in an amount greater than 2% (in aggregate) in any calendar year, other than such an increase or addition which is:

(A)	in consideration for the amendment or waiver of, or the giving of a consent under, any term of a Senior Finance Document;

(B)	in consideration for the performance of functions in connection with the refinancing or restructuring of the Senior Liabilities;

(C)	contemplated by the original form of the Senior Finance Documents;

(D)	in respect of a fee or commission payable to the Senior Agent or the Senior Security Agent; or

(E)	any additional premia payable to BPIFAE;

(vi)
results in any deferral of any scheduled repayment of the Senior Liabilities (other than Liabilities due to the Senior Agent or the Senior Arranger) to a date more than 364 days after the Senior Termination Date; or

(vii)	constitutes a change to:

(A)	clause 26 (Changes to the Lenders) of the Senior Facility Agreement (or any Refinancing Equivalent);

(B)
the form of Transfer Certificate (or any schedule related thereto) set out in schedule 5 (Form of Transfer Certificate and Assignment Agreement) of the original form of the Senior Facility Agreement (or any Refinancing Equivalent); or

(C)
the form of Assignment Agreement (or any schedule related thereto) set out in schedule 5 (Form of Transfer Certificate and Assignment Agreement) of the original form of the Senior Facility Agreement (or any Refinancing Equivalent),

that, in each case, of this paragraph (vii), could reasonably be expected to adversely affect the rights of a Second Lien Lender under Clause 4.10 (Option to Purchase: Second Lien Lenders), unless, in each case the prior consent of the Majority Second Lien Lenders is obtained.

(b)
For the purposes of paragraph (a) above, in determining whether the consent of the Majority Second Lien Lenders has been obtained, if a Second Lien Lender does not accept or reject such request for consent within 15 Business Days of the date the Senior

Agent notifies the Second Lien Agent that the consent of the Majority Second Lien Lenders is required, such Second Lien Lender shall be deemed to have consented to such request.

3.4	Security: Senior Facility Creditors

(a)	The Senior Facility Creditors may take, accept or receive the benefit of:

(i)
any Security in respect of the Senior Liabilities from any member of the Group in addition to the Senior Facility Security Documents which to the extent legally possible is, at the same time, also offered either:

(A)	to the Second Lien Security Agent as trustee for the other Secured Parties in respect of their Liabilities; or

(B)	in the case of any jurisdiction in which effective Security cannot be granted in favour of the Second Lien Security Agent as trustee for the Secured Parties:

(1)	to the other Secured Parties in respect of their Liabilities; or

(2)	to the Second Lien Security Agent under a parallel debt structure for the benefit of the other Secured Parties, and ranks in the same order of priority as that contemplated in Clause 2.2 (Transaction Security);

(ii)	a BPIFAE Insurance Policy; and

(iii)	any guarantee, indemnity or other assurance against loss in respect of the Senior Liabilities from any member of the Group in addition to those in:

(A)	the original form of Senior Facility Agreement;

(B)	this Agreement; or

(C)	any Common Assurance,
if and to the extent legally possible, at the same time it is also offered to the other Secured Parties in respect of their Liabilities and ranks in the same order of priority as that contemplated in Clause 2 (Ranking and Priority).

(b)
Nothing in this Agreement shall require or oblige a Senior Facility Creditor to share the benefit or rights of a Senior Facility Creditor in respect of a BPIFAE Insurance Policy and solely the Senior Facility Creditors may take, accept or receive the benefit of a BPIFAE Insurance Policy.

3.5	Senior Facility Creditor Voting

(a)
The Parties hereby agree and acknowledge that, pursuant to the terms of a BPIFAE Insurance Policy, BPIFAE shall be entitled to direct the manner in which voting rights or any other rights, powers, authorities and discretions held by the Senior Lenders with respect to the Senior Facilities are exercised.

(b)
Other than as contemplated by Clause 4.10(a) (Option to Purchase: Second Lien Lenders), the Senior Agent shall seek the instructions of BPIFAE with respect to any matter on which any Senior Lender is entitled to vote or exercise any right, power, authority or discretion (whether under this Agreement, any other Senior Finance Document or any related agreements). The Senior Agent shall notify the Senior Lenders of the instructions of BPIFAE in respect thereof.

3.6	Debt Service Reserve Account
Nothing in this Agreement will prevent or restrict any rights of a Senior Facility Creditor in relation to the Debt Service Reserve Account and the other Project Accounts pursuant to, and in accordance with, the Accounts Agreement.

3.7	Equity cure rights

(a)
Prior to the occurrence of a Senior Acceleration Event, nothing in any Debt Document shall prevent or restrict any Second Lien Lender from making an Equity Cure Contribution to the Borrower in accordance with clause 23.2 (Financial Covenants) of the Initial Senior Facility Agreement, or any Refinancing Equivalent, and each of the Parties agrees that the Borrower will accept and ensure that any such Equity Cure Contribution (or equivalent payment) is applied towards curing or otherwise remedying any actual or potential breach of any financial covenant contained in the Initial Senior Facility Agreement or any other Senior Facility Agreement.

(b)
The Borrower agrees that it shall take all steps necessary to facilitate a Second Lien Lender making an Equity Cure Contribution (as defined in the Initial Senior Facility Agreement) or any Refinancing Equivalent.

3.8	Accounts Agreement – A&R Agreement

(a)
The Second Lien Agent and the Second Lien Security Agent shall promptly execute the “A&R Agreement” (as such term is defined in the Fourth Global Amendment and Restatement Agreement) (for and on behalf of each other Second Lien Creditor) following a request from the Senior Agent or the Borrower so long as the terms of the A&R Agreement:

(i)	provide that:

(A)	prior to the Senior Dicharge Date, neither the Second Lien Agent nor the Second Lien Security Agent shall have any rights or obligations under the A&R Agreement;

(B)	on and from the Senior Discharge Date:

(1)	the Second Lien Agent shall, where relevant, assume all rights and obligations of the Senior Agent who shall retire as the

Senior Agent at or around the Senior Discharge Date in accordance with the terms of the Senior Finance Documents; and

(2)
the Second Lien Security Agent shall, where relevant, assume all rights and obligations of the Senior Security Agent who shall retire as the Senior Security Agent at or around the Senior Discharge Date in accordance with the terms of the Senior Finance Documents; and

(C)
on and from the Senior Discharge Date, a new account bank, the identity of which is agreed as between the Borrower and the Majority Second Lien Lenders (the “Replacement Account Bank”), replaces BNP Paribas as the Offshore Account Bank and the Borrower opens new bank accounts with such Replacement Account Bank in replacement of the Offshore Project Accounts (with such Offshore Project Accounts to be closed in accordance with the A&R Agreement); and

(ii)	do not have a material adverse effect on the ability of the Borrower to perform its material obligations under the Second Lien Finance Documents.

(b)	The Borrower shall notify the Senior Agent and the Offshore Account Bank in writing no later than 45 days prior to the proposed Senior Discharge Date of:

(i)	the identifity of the proposed Replacement Account Bank; and

(ii)
the bank account or accounts (including details of the bank with which such account is held and the jurisdiction in which such account is located) to enable, amongst other things, the Offshore Account Bank to:

(A)	satisfy any “know-your-customer” and other internal requirements of the Senior Agent or the Offshore Account Bank; and

(B)	disburse any amounts remaining on deposit in the Offshore Project Accounts to the Borrower following the Senior Discharge Date in accordance with the A&R Agreement.

4.	Second Lien Liabilities

4.1	Restriction on Payment: Second Lien Liabilities

(a)	Prior to the Senior Discharge Date:

(i)
no Second Lien Creditor shall demand or receive, and no Debtor shall make, any Payment, repayment or prepayment (including any Second Lien Mandatory Prepayment) of any principal, interest or other amount on or in respect of, or any distribution in respect of, or any redemption, purchase or defeasance of, any Second Lien Liabilities in cash or in kind, except as permitted by Clause 4.2 (Permitted Payments) or Clause 6.4 (Filing of claims);

(ii)
no Second Lien Creditor shall apply any money or property in or towards discharge of, and no Debtor shall redeem, purchase or defease, any Second Lien Liabilities, except as permitted by Clause 4.2 (Permitted Payments) or Clause 6.4 (Filing of Claims);

(iii)
no Second Lien Creditor nor any Debtor shall exercise any set‑off against any Second Lien Liabilities, except as permitted by Clause 4.2 (Permitted Payments), Clause 4.9 (Limited Permitted Enforcement: Second Lien Creditors) or Clause 6.4 (Filing of Claims);

(iv)
no Second Lien Creditor shall permit to subsist or receive, and no Debtor shall create or permit to subsist any Security, or any guarantee, for, or in respect of, any Second Lien Liability (other than the Transaction Security and except as permitted pursuant to Clause 4.7 (Security: Second Lien Creditors);

(v)
no Second Lien Creditor shall claim or rank as a creditor in the insolvency, winding‑up, bankruptcy or liquidation of a Debtor other than in accordance with Clause 6.4 (Filing of Claims) or Clause 4.9 (Limited Permitted Enforcement: Second Lien Creditors);

(vi)	no Second Lien Creditor or Debtor shall take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired; and

(vii)
no Second Lien Creditor or Debtor shall permit any Second Lien Liabilities to be evidenced by a negotiable instrument other than a promissory note issued to a Second Lien Lender pursuant to, and in accordance with, the terms of the Second Lien Facility Agreement provided that any such promissory note is stated to be subject to the terms of this Agreement.

(b)	Paragraph (a) above does not apply to any action taken with the prior written consent of the Senior Agent.

(c)	On or after the Senior Discharge Date, a Debtor may make Payments to the Second Lien Creditors in respect of the Second Lien Liabilities in accordance with the Second Lien Finance Documents.

4.2	Permitted Payments
The Borrower may pay, and the Second Lien Creditors may receive and retain, in each case, payments in respect of any Second Lien Liabilities that is a Permitted Second Lien Payment made in accordance with the original form of the Second Lien Finance Documents (subject to any amendments permitted by this Agreement).

4.3	Amendments to Second Lien Finance Documents

(a)	Until the Senior Discharge Date, neither a Second Lien Creditor nor a Debtor shall amend, terminate or give any waiver or other Consent under any provision of any Second Lien Finance Document.

(b)	Paragraph (a) above does not apply to any amendment, termination, waiver or Consent:

(i)	made with the prior written consent of the Senior Agent; or

(ii)	which is minor, technical or administrative or corrects a manifest error.

4.4	Representations: Second Lien Creditors
Each Second Lien Creditor (other than the Second Lien Agent) makes the representations and warranties set out in this Clause 4.4 to the Senior Facility Creditors on the date of this Agreement:

(a)
it is a corporation, limited partnership, public limited company, limited liability company or is a natural person, as applicable, duly organised and validly existing (and to the extent applicable, in good standing) under the law of its jurisdiction of organisation;

(b)	it has the power to own its assets and carry on its business as it is being conducted;

(c)	subject to the Reservations, the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations;

(d)
it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and all the transactions contemplated by this Agreement; and

(e)	the Second Lien Finance Documents contain all the terms and conditions of the Second Lien Liabilities.

4.5	Payment Obligations and Capitalisation of Interest Continue

(a)
No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Second Lien Finance Document by the operation of Clause 4.1 (Restriction on Payment: Second Lien Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of that Clause or this Agreement.

(b)	The accrual and capitalisation of interest in accordance with the Second Lien Facility Agreement shall continue.

4.6	Designation of Second Lien Finance Documents
If the terms of a document effect a change which would, if that change was effected by way of amendment to, or waiver of, the terms of a Second Lien Finance Document, require the consent of the Majority Senior Lenders under Clause 4.3 (Amendments to Second Lien Finance Documents), that document shall not constitute a Second Lien Finance Document for the purposes of this Agreement or a “Finance Document” for the purposes of the Second Lien Facility Agreement without the prior consent of the Majority Senior Lenders.

4.7	Security: Second Lien Creditors
At any time prior to the Senior Discharge Date, the Second Lien Creditors may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from (or over the assets of or over the shares in) any member of the Group in respect of the Second Lien Liabilities other than:

(a)	the Second Lien Security Documents;

(b)	any guarantee, indemnity or other assurance against loss contained in:

(i)	the original form of those Second Lien Finance Documents entered into as at the date of this Agreement;

(ii)	this Agreement; or

(iii)	any Common Assurance; and

(c)	as otherwise contemplated by Clause 3.4 (Security: Senior Facility Creditors),
unless the prior consent of the Majority Senior Lenders is obtained.

4.8	Restriction on Enforcement: Second Lien Creditors

(a)
Subject to Clause 4.9 (Limited Permitted Enforcement: Second Lien Creditors), no Second Lien Creditor shall be entitled to take any Enforcement Action in respect of any of the Second Lien Liabilities prior to the Senior Discharge Date.

(b)
If required by the Senior Agent or the Senior Security Agent to take Enforcement Action, the Second Lien Creditors will promptly take the relevant Enforcement Action and apply any proceeds from that Enforcement Action in accordance with this Agreement.

(c)
Following the Senior Discharge Date, a Second Lien Creditor shall be entitled to take any Enforcement Action in respect of any of the Second Lien Liabilities pursuant to, and in accordance with, the terms of the Second Lien Facility Agreement.

4.9	Limited Permitted Enforcement: Second Lien Creditors

(a)
After the occurrence of an Insolvency Event (other than a Bankruptcy Case) in relation to any member of the Group, each Second Lien Creditor may (unless otherwise directed by the Senior Security Agent or unless the Senior Security Agent has taken, or has given notice that it intends to take, action on behalf of that Second Lien Creditor in accordance with Clause 6.4 (Filing of Claims)) exercise any right they may otherwise have against that member of the Group to:

(i)	accelerate any of that member of the Group’s Second Lien Liabilities or declare them prematurely due and payable or payable on demand;

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Second Lien Liabilities; or

(iii)	claim and prove in any insolvency process of that member of the Group for the Second Lien Liabilities owing to it.

(b)	Prior to the Senior Discharge Date, in any Bankruptcy Case of any member of the Group:

(i)	any Second Lien Creditor may file a claim or statement of interest with respect to the Second Lien Liabilities under the Second Lien Facility against the applicable member of the Group;

(ii)	a Second Lien Creditor may vote on any plan of reorganisation in accordance with the terms of this Agreement; and

(iii)
the Second Lien Creditors may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Creditors or the avoidance of any Security in respect thereof to the extent not inconsistent with the terms of this Agreement, provided that, if the Second Lien Agent or any Second Lien Creditor becomes a judgment lien creditor or other secured creditor in respect of any Transaction Security as a result of its enforcement of its rights as an unsecured creditor or otherwise, such judgment lien or any other lien shall be:

(A)
subordinated to the Security securing the Senior Liabilities on the same basis as the other Security securing the Second Lien Liabilities are so subordinated to the Transaction Security securing Senior Liabilities under this Agreement, and

(B)	otherwise subject to the terms of this Agreement for all purposes to the same extent as all other Transaction Security securing the Second Lien Liabilities are subject to this Agreement.

(c)	Nothing in this Agreement shall prohibit, or restrict, a Second Lien Creditor from:

(i)
the taking of any action falling within paragraphs (a)(vii) or (d) in the definition of “Enforcement Action” which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of the Second Lien Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; and

(ii)	bringing legal proceedings against any person solely for the purpose of:

(A)	obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Second Lien Finance Document to which it is party;

(B)	obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C)	requesting judicial interpretation of any provision of any Second Lien Finance Document to which it is party with no claim for damages.”

4.10	Option to Purchase: Second Lien Lenders

(a)
The Second Lien Lenders (acting either as a whole or as otherwise may be agreed by such Second Lien Lenders amongst themselves from time to time) may (but shall not be obliged to) at any time by giving not less than ten Business Days’ notice to the Senior Security Agent, require the transfer to the Second Lien Lenders (or any Second Lien Lender, any subset of the Second Lien Lenders or to any nominee or nominees of the foregoing), in accordance with Clause 20.6 (Change of Senior Lender or Second Lien Lender), of all, but not part, of the rights and obligations in respect of the Senior Lender Liabilities (including, if so elected by the Second Lien Lenders (acting either as a whole or as otherwise may be agreed by such Second Lien Lenders amongst themselves from time to time) any DIP Financing and any analogous financing provided in any insolvency proceeding outside the United States) if:

(i)	that transfer is lawful;

(ii)	any conditions relating to such a transfer contained in clause 26 (Changes to the Lenders) of the Senior Facility Agreement are complied with, other than:

(A)	the conditions contained in clauses 26.2(a) or 26.2(b)(iii) (Conditions of Assignment or Transfer);

(B)	any requirement to obtain the consent of, or consult with, any Debtor or other member of the Group relating to such transfer, which consent or consultation shall not be required; and

(C)
any requirement to obtain the consent of, or consult with, BPIFAE, which consent or consultation shall not be required solely in the circumstances where such proposed transfer of the rights and obligations in respect of the Senior Lender Liabilities will not include any right or benefit to a BPIFAE Insurance Policy;

(iii)	the Senior Agent, on behalf of the Senior Lenders, is paid an amount equal to the aggregate of:

(A)
all of the Senior Lender Liabilities (including all liabilities owed in respect of the DIP Financing) (whether or not due), including all amounts that would have been payable under the Senior Facility Agreement if the Senior Facilities were being prepaid by the relevant Debtors on the date of that payment; and

(B)
all costs and expenses (including legal fees to the extent reimbursable in accordance with the terms of the Senior Facility Agreement but excluding any contingent indemnification obligations for which no claim or demand for payment has been made at, or prior to, such time) incurred by the Senior Agent and/or the Senior Lenders as a consequence of giving effect to that transfer;

(iv)
an indemnity is provided from each Second Lien Lender (or from another third party acceptable to all the Senior Lenders) in a form satisfactory to each Senior Lender (acting reasonably) in respect of all losses which may be sustained or incurred by any Senior Lender in consequence of any sum received or recovered by any Senior Lender from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Lender for any reason; and

(v)	the transfer is made without recourse to, or representation or warranty from, the Senior Lenders, except:

(A)	that each Senior Lender shall be deemed to have represented and warranted on the date of that transfer that such Senior Lender:

(1)	has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by such Senior Lender of that transfer; and

(2)	owns such Senior Lender Liabilities as at the Transfer Date free and clear of any Security; and

(B)	any representation and warranties made in the Transfer Certificate or Assignment Agreement.

(b)	Promptly following the receipt of the notice referred to in paragraph (a) above, the Senior Agent shall notify the Second Lien Lenders in writing of the amounts described in paragraphs (a)(iii) above.

(c)
Other than in the circumstances contemplated by paragraph (a)(ii)(C) above, any assignment or transfer of the rights and obligations of a Senior Lender under the Senior Finance Documents shall require the prior consent of BPIFAE.

5.	Subordinated Liabilities

5.1	Restriction on Payment: Subordinated Liabilities

(a)	Until the Final Discharge Date:

(i)
no Subordinated Creditor shall demand or receive, and no Subordinated Debtor shall make, any Payment, repayment or prepayment of any principal, interest or other amount on or in respect of, or any distribution in respect of, or any redemption, purchase or defeasance of, any Subordinated Liabilities in cash or in kind, except as permitted by Clause 4.2 (Permitted Subordinated Liability Payments) or Clause 6.4 (Filing of claims);

(ii)
no Subordinated Creditor shall apply any money or property in or towards discharge of, and no Subordinated Debtor shall redeem, purchase or defease, any Subordinated Liabilities, except as permitted by Clause 4.2 (Permitted Payments) or Clause 6.4 (Filing of claims);

(iii)
neither a Subordinated Creditor nor a Subordinated Debtor shall exercise any set‑off against any Subordinated Liabilities, except as permitted by Clause 4.2 (Permitted Subordinated Liability Payments) or Clause 6.4 (Filing of Claims);

(iv)
no Subordinated Creditor shall permit to subsist or receive, and no Subordinated Debtor shall create or permit to subsist any Security, or any guarantee, for, or in respect of, any Subordinated Liabilities (other than the Transaction Security);

(v)
no Subordinated Creditor shall claim or rank as a creditor in the insolvency, winding‑up, bankruptcy or liquidation of a Subordinated Debtor other than in accordance with Clause 6.4 (Filing of Claims);

(vi)	neither a Subordinated Creditor nor a Subordinated Debtor shall take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired; and

(vii)	neither a Subordinated Creditor nor a Subordinated Debtor shall permit any Subordinated Liabilities to be evidenced by a negotiable instrument.

(b)	Paragraph (a) above does not apply to any action arising as a result of any prior written consent of the Senior Agent.

5.2	Permitted Subordinated Liability Payments

(a)	Subject to Clause 5.3 (Suspension of Permitted Subordinated Liability Payments), Clause 6 (Effect of Insolvency Event) and Clause 8 (Turnover of Receipts):

(i)	a Subordinated Debtor may pay; and

(ii)	the Subordinated Creditors may receive and retain,
in each case, the following Payments in respect of any Subordinated Liabilities:

(A)	solely in the case of Thermo in its capacity as a Subordinated Creditor, any payment by the Borrower to the Subordinated Creditor permitted pursuant to a Facility Agreement in respect of:

(1)	PIK Interest relating to any Convertible Note held by Thermo;

(2)	PIK Interest relating to the Thermo Loan Agreement; or

(3)	PIK Interest issued by the Borrower pursuant to paragraph (b) below;

(B)	PIK Interest relating to any Convertible Note held by the Subordinated Creditor; and

(C)	solely in the case of a Payment by a Subordinated Debtor to another Subordinated Debtor, in a manner consistent with the Accounts Agreement.

(b)
Promptly upon receipt by Thermo in its capacity as a Subordinated Creditor of any Permitted Subordinated Liability Payment in respect of cash interest relating to any Convertible Note held by Thermo (the “Relevant Funds”), Thermo shall transfer monies in an amount equal to such Relevant Funds to the Collection Account. Upon receipt of the Relevant Funds in the Collection Account, the Borrower may issue PIK Interest to Thermo in its capacity as Subordinated Creditor in an amount no greater than an amount equal to the Relevant Funds.

(c)	Nothing in this Agreement shall restrict the conversion by Thermo of amounts outstanding under the Thermo Loan Agreement into Capital Stock consisting of common shares of the Borrower.

5.3	Suspension of Permitted Subordinated Liability Payments

(a)
Notwithstanding anything to the contrary in this Agreement, no Permitted Subordinated Liability Payment referred in Clause 5.2(a)(A) (Permitted Subordinated Liability Payments) shall be made by the Borrower to Thermo in its capacity as a Subordinated Creditor if:

(i)	an Event of Default has occurred and is continuing; and

(ii)	a Blocking Notice has been issued in respect of the Collection Account pursuant to, and in accordance with, the terms of the relevant Account Control Agreement.

(b)
Notwithstanding anything to the contrary in this Agreement, no Permitted Subordinated Liability Payment referred in Clause 5.2(a)(C) (Permitted Subordinated Liability Payments) shall be made by a Subordinated Debtor to a Subordinated Creditor (other than Thermo in its capacity as a Subordinated Creditor) if:

(i)	an Event of Default has occurred and is continuing; and

(ii)	a Blocking Notice has been issued.

5.4	Amendments to Subordinated Liabilities Documents

(a)
Until the Final Discharge Date, neither a Subordinated Creditor nor a Subordinated Debtor shall amend, terminate or give any waiver or consent under any provision of any Subordinated Liabilities Document:

(b)	Paragraph (a) above does not apply to any amendment, termination, waiver or Consent:

(i)	prior to the Senior Discharge Date, the prior written consent of the Majority Senior Lenders (acting reasonably) and the Majority Second Lien Lenders (acting reasonably) is obtained;

(ii)	on or after the Senior Discharge Date, the prior written consent of the Majority Second Lien Lenders is obtained; or

(iii)	which is minor, technical or administrative or corrects a manifest error.

5.5	Payment Obligations Continue
No Subordinated Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clause 5.1 (Restriction on Payment: Subordinated Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of that Clause or this Agreement.

5.6	Security: Subordinated Creditors
No Subordinated Creditor may take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from any member of the Group in respect of any of the Subordinated Liabilities prior to the Final Discharge Date.

5.7	Restriction on Enforcement: Subordinated Creditors
No Subordinated Creditor shall be entitled to take any Enforcement Action in respect of any of the Subordinated Liabilities at any time prior to the Final Discharge Date, other than in accordance with Clause 6 (Effect of Insolvency Event).

5.8	Termination of Existing Subordination Agreements
On the date of this Agreement, each Existing Subordination Agreement is terminated and the terms thereof are immediately replaced by the terms of this Agreement.

5.9	Representations: Subordinated Creditors / Subordinated Debtors
Each Subordinated Creditor and Subordinated Debtor makes the representations and warranties set out in this Clause 5.9 to the Primary Creditors on the date of this Agreement:

(a)
it is a corporation, limited partnership, public limited company or limited liability company, as applicable, duly organised and validly existing (and to the extent applicable, in good standing) under the law of its jurisdiction of organisation;

(b)	it has the power to own its assets and carry on its business as it is being conducted;

(c)	the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations;

(d)
it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and all the transactions contemplated by this Agreement;

(e)	all acts, conditions, and things required to be done, fulfilled and performed in order:

(i)	to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement; and

(ii)	to ensure that the obligations expressed to be assumed by it in this Agreement are legal, valid and binding,

have been done, fulfilled and performed;

(f)
it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

(g)	the entry into and performance by it of, and the transactions contemplated by, this Agreement will not conflict with:

(i)	any Applicable Law;

(ii)	the constitutional documents of such Subordinated Creditor or Subordinated Debtor; or

(iii)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument, in each case, where such conflict would have or is reasonably likely to have a Material Adverse Effect;

(h)	neither it nor its assets is entitled to immunity from suit, execution, attachment or other legal process;

(i)	the Subordinated Liabilities have not (in whole or in part) been previously subordinated to any Liabilities of any other creditor of the Borrower;

(j)	it is not required to make any deduction for or on account of Tax from any payment it may make under this Agreement;

(k)
under the laws of its jurisdiction of incorporation or organisation it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to this Agreement;

(l)	no Default is continuing or is reasonably likely to result from the entry into, the performance of, or any transaction contemplated by, this Agreement;

(m)
no other event or circumstance is outstanding which constitutes (or with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under the Finance Documents to which it is a party, which has not been waived by the relevant parties hereto;

(n)
no other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its

Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect;

(o)
no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which is not frivolous, vexatious or otherwise an abuse of court process, and which, if adversely determined, could reasonably have a Material Adverse Effect (to the best of its knowledge and belief) have been started against it or any of its Subsidiaries;

(p)	subject to the Reservations:

(i)	the choice of governing law of this Agreement will be recognised and enforced in its jurisdiction of incorporation; and

(ii)	any judgment obtained in relation to this Agreement in England will be recognised and enforced in its jurisdiction of incorporation; and

(q)	the Subordinated Liabilities Documents contain all the terms and conditions of the Subordinated Liabilities.
Each of the representations in this Clause 5.9 are deemed to be repeated on each date prior to the Senior Discharge Date. When a representation is repeated, it is applied to the facts and circumstances existing at the time of repetition.

6.	Effect of Insolvency Event

6.1	Distributions

(a)
After the occurrence of an Insolvency Event in relation to any Material Subsidiary, any Party entitled to receive a distribution out of the assets of that member of the Group in respect of Liabilities owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of that member of the Group to make that distribution to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) (or to such other person as the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall direct) until the Liabilities owing to the Secured Parties have been paid in full.

(b)
The Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall apply distributions made to it under paragraph (a) above in accordance with Clause 16 (Application of Proceeds).

6.2	Set‑Off
To the extent that any member of the Group’s Liabilities are discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to that member of the Group, any Creditor which benefited from that set-off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) for application in accordance with Clause 16 (Application of Proceeds).

6.3	Non-Cash Distributions
If the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) or any other Secured Party receives a distribution in the form of Non-Cash Consideration in respect of any of the Liabilities (other than any distribution of Non-Cash Recoveries), the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.

6.4	Filing of Claims
After the occurrence of an Insolvency Event in relation to any Material Subsidiary, each Creditor irrevocably authorises the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) on its behalf, to:

(a)	take any Enforcement Action (in accordance with the terms of this Agreement) against a member of the Group;

(b)	demand, sue, prove and give receipt for any or all of a member of the Group’s Liabilities;

(c)	collect and receive all distributions on, or on account of, any or all of a member of the Group’s Liabilities; and

(d)
file claims, take proceedings and do all other things the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) considers reasonably necessary to recover a member of the Group’s Liabilities.

6.5	Further Assurance – Insolvency Event
Each Creditor will:

(a)	do all things that the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) requests in order to give effect to this Clause 6; and

(b)
if the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) is not entitled to take any of the actions contemplated by this Clause 6 or if the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) requests that a Creditor take that action, undertake that action itself in accordance with the instructions of the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) or grant any power of attorney (in addition to that contained in Clause 15.1 (Appointment – Power of Attorney)) to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) (on such terms as the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may reasonably require) to enable the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) to take such action.

6.6	Security Agent instructions

For the purposes of Clause 6.1 (Distributions), Clause 6.4 (Filing of Claims) and Clause 6.5 (Further assurance – Insolvency Event) the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall act:

(a)	on the instructions of the group of Primary Creditors entitled, at that time, to give instructions under Clause 10.1 (Enforcement Instructions) or Clause 10.2 (Manner of Enforcement); or

(b)	in the absence of any such instructions, as the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) sees fit.

6.7	Limitation by Applicable Laws
Each of the provisions of this Clause 6 shall apply only to the extent permitted by applicable laws and subject to Clause 7 (Insolvency or Liquidation Proceedings under the Bankruptcy Code).

7.	Insolvency or Liquidation Proceedings under the Bankruptcy Code

7.1	Financing Issues
Until the Senior Discharge Date has occurred, if any member of the Group shall be subject to a Bankruptcy Case and the Senior Agent (acting on the instructions of the Majority Senoir Lenders) consents (or does not object) to the sale, use or lease of cash collateral or other assets of any member of the Group that is subject to Transaction Security under Section 363 of the Bankruptcy Code, or consent (or not object) to any member of the Group obtaining debtor-in-possession financing under Section 364 of the Bankruptcy Code (a “DIP Financing”), then each Second Lien Creditor agrees that:

(a)
it will raise no objection to and will not otherwise contest directly or indirectly any such sale, use or lease of such cash collateral or other assets of any member of the Group subject to Transaction Security or DIP Financing if it complies with the DIP Financing Conditions below, including any proposed orders for such collateral use and/or DIP Financing which are acceptable to the Senior Agent, provided that:

(i)
such DIP Financing does not compel any member of the Group to seek confirmation of a specific plan or reorganisation or require the liquidation of all or substantially all of the assets of the applicable members of the Group subject to Transaction Security prior to a default under the documentation relating to such DIP Financing;

(ii)
the Security securing such DIP Financing shall be senior to or pari passu with the Security of each Senior Facility Creditor on the assets of the applicable members of the Group subject to Transaction Security securing the then outstanding Senior Liabilities;

(iii)	such DIP Financing does not require any Second Lien Creditor to release any Security on the assets of the applicable members of the Group subject to

Transaction Security as the same may exist at the time of such DIP Financing; and

(iv)	such DIP Financing does not impair or otherwise modify the rights of the Second Lien Creditors under this Agreement without the consent of the Second Lien Agent,
(paragraphs (a)(i) to (iv) above collectively, the “DIP Financing Conditions”);

(b)
it will not request adequate protection (except to the extent permitted by Clause 7.3 (Adequate Protection)) or any other relief (except to the extent permitted by paragraph (b) of Clause 4.9 (Limited Permitted Enforcement: Second Lien Creditors)) in connection therewith in such Bankruptcy Case;

(c)
to the extent the Security securing any Senior Liabilities is subordinated or pari passu with such DIP Financing, it will subordinate (and will be deemed hereunder to have subordinated) its Security in the assets of any member of the Group subject to Transaction Security to:

(i)
such DIP Financing (and all obligations relating thereto) on the same basis as the Security securing the Second Lien Liabilities (as applicable) are so subordinated to Security securing Senior Liabilities under this Agreement;

(ii)	any adequate protection liens granted to the Senior Facility Creditors; and

(iii)	any “carve-out” for professional fees and costs, United States Trustee fees and costs and other customary fees and costs agreed to by the Senior Agent;

(d)
it will raise no objection to and will not otherwise contest directly or indirectly any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Liabilities made by any Senior Agent or any other Senior Facility Creditor;

(e)
it will raise no objection to, and will not otherwise contest, directly or indirectly any exercise by any Senior Facility Creditor of the right to credit bid Senior Liabilities at any sale or other disposition of assets of any member of the Group subject to Transaction Security under Section 363(k), Section 1129 or any other applicable provision of the Bankruptcy Code, provided that the Second Lien Creditors shall not be deemed to have waived:

(i)	any right to bid in connection with such dispositions; and

(ii)
their rights to credit bid on the assets of any member of the Group subject to Transaction Security in any such disposition in accordance with Section 363(k), Section 1129 or any other applicable provision of the Bankruptcy Code, in each case, so long as the proceeds of such bid are sufficient for, and applied to, repay the Senior Liabilities in their entirety in accordance with the terms of the Senior Finance Documents such that the Senior Discharge Date shall have occurred after giving effect to such repayment;

(f)
it will raise no objection to, and will not otherwise contest, directly or indirectly, will not seek consent rights in connection with, and will be deemed to have consented to such relief under Section 363(f) of the Bankruptcy Code, any order relating to a sale or other disposition of assets of any member of the Group subject to Transaction Security to which any Senior Agent has consented or not objected (including, without limitation, orders to retain professionals or establish bid and other sale procedures in connection with such sale or other disposition) that provides, to the extent such sale or other disposition is to be free and clear of any Security, that the Security securing the Senior Liabilities and the Second Lien Liabilities will attach to the proceeds of the sale on the same basis of priority as the Security on the assets of any member of the Group subject to Transaction Security securing the Senior Liabilities rank to the Security on the assets of any member of the Group subject to Transaction Security securing the Second Lien Liabilities (as applicable) pursuant to this Agreement, provided that:

(i)	the net cash proceeds of any such sale or other disposition are applied to the permanent reduction of the Senior Liabilities in accordance with Clause 16 (Application of Proceeds); and

(ii)
if any Second Lien Creditors becomes a judgment lien creditor or other secured creditor in respect of any Transaction Security as a result of its enforcement of its rights as an unsecured creditor in respect of Second Lien Liabilities (as applicable), such judgment lien or any other lien shall be:

(A)
subordinated to the Security on the assets of any member of the Group to Transaction Security securing the Senior Liabilities on the same basis as the Security on assets of any member of the Group subject to the Transaction Security securing the Second Lien Liabilities (as applicable) are so subordinated to the Security on the assets of any member of the Group subject to Transaction Security securing Senior Liabilities under this Agreement; and

(B)
otherwise subject to the terms of this Agreement for all purposes to the same extent as all other Security on the assets of any member of the Group subject to Transaction Security securing the Second Lien Liabilities (as applicable) are subject to this Agreement; and

(iii)	it will not propose or provide any DIP Financing to any member of the Group unless:

(A)	the application of the proceeds of such DIP Financing would result in the occurrence of the Senior Discharge Date;

(B)
such DIP Financing is secured by Security on assets of any member of the Group subject to Transaction Security junior in priority to the Security securing any Senior Liabilities and no Senior Facility Creditors shall propose, or shall have proposed, to provide any DIP Financing, or

(C)	the provision of such DIP Financing is consented to by the Senior Agent.

7.2	Relief from the Automatic Stay
Until the Senior Discharge Date has occurred, the Second Lien Agent, for itself and on behalf of each Second Lien Creditor it represents, agrees that none of them shall seek relief from the automatic stay or any other stay in any Bankruptcy Case of any member of the Group, in each case in respect of any Transaction Security, without the prior written consent of the Senior Agent.

7.3	Adequate Protection

(a)
The Second Lien Agent, for itself and on behalf of each Second Lien Creditor it represents, agrees that none of them shall object, contest or support any other person objecting to or contesting in any Bankruptcy Case of any member of the Group:

(i)	any request by the Senior Agent or any Senior Facility Creditors for adequate protection;

(ii)
any objection by the Senior Agent or any Senior Facility Creditors to any motion, relief, action or proceeding based on the Senior Agent’s or Senior Facility Creditor’s claiming a lack of adequate protection; or

(iii)	the payment of interest, fees, expenses or other amounts of the Senior Agent or any other Senior Facility Creditor under Section 506(b) of the Bankruptcy Code.

(b)	Notwithstanding anything contained in this Clause 7.3 or in Clause 7.1 (Financing Issues), in any Bankruptcy Case of any member of the Group:

(i)
if the Senior Facility Creditors (or any subset thereof) are granted adequate protection in the form of replacement Liens on additional collateral, super-priority claims, or cash payments in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code, then the Second Lien Agent, for itself and on behalf of each Second Lien Creditor represented by it, may seek or request adequate protection in the form of replacement Liens on such additional collateral, superpriority claims, or similar cash payments, which Security, super-priority claim or right to cash payments is subordinated to the Security securing all Senior Liabilities (including any adequate protection liens and all obligations relating thereto) and such DIP Financing (and all obligations relating thereto) on the same basis as the other Security securing the Second Lien Liabilities are so subordinated to the Security securing Senior Liabilities under this Agreement;

(ii)
if the Second Lien Agent, for themselves and on behalf of the Second Lien Creditors represented by it, seek or request adequate protection and such adequate protection is granted (in each instance, whether or not such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of additional or replacement collateral, then such Second Lien Agent, for themselves and on behalf of each Second Lien Creditor represented by it, agree that the Senior Agent, for itself and on behalf of the applicable Senior Facility Creditors, shall also be granted a senior Security on such additional or replacement collateral as adequate protection for the Senior Liabilities and any such DIP Financing and that any Security on such additional or replacement collateral securing the Second Lien Liabilities shall be subordinated to the Security on such collateral securing the Senior Liabilities and any such DIP Financing (and all obligations relating thereto) on the same basis as the other Security securing the Second Lien Liabilities are so subordinated to such Security securing Senior Liabilities under this Agreement (and, to the extent the Senior Facility Creditors are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Lien Creditor pursuant to or as a result of any Security on such additional or replacement collateral so granted to the Second Lien Creditors shall be subject to Clause 8.1 (Turnover by the Creditors) in the same manner and extent as if such adequate protection had been granted to the Senior Facility Creditors); and

(iii)
if the Second Lien Agent, for itself and on behalf of the Second Lien Creditors represented by it, seeks or requests adequate protection in any Bankruptcy Case of any member of the Group and such adequate protection is granted (in each instance, whether or not such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a super-priority claim, then such Second Lien Agent, for itself and on behalf of each Second Lien Creditor represented by it, agrees that each Senior Agent shall also be granted adequate protection in the form of a superpriority claim, and that the superpriority claim of the Second Lien Creditors shall be subordinated to the Security on such collateral securing the Senior Liabilities and any such DIP Financing (and all obligations relating thereto) on the same basis as the other Security securing the Second Lien Liabilities are so subordinated to such Security securing Senior Liabilities under this Agreement (and, to the extent the Senior Facility Creditors are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Lien Creditor pursuant to or as a result of any such superpriority claim so granted to the Second Lien Creditors shall be subject to Clause 8.1 (Turnover by the Creditors) in the same manner and extent as if such adequate protection had been granted to the Senior Facility Creditors).

(c)
If any Second Lien Creditors are granted a super-priority claim, such Second Lien Creditors shall irrevocably agree, pursuant to Section 1129(a)(9) of the Bankruptcy Code, in any stipulation and/or order granting such super-priority claim, that such super-priority claim may be paid under any plan of reorganisation in any combination of cash, debt, equity, or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

(d)
If any Second Lien Creditors receive any adequate protection payments or postpetition interest or fees in any Bankruptcy Case of any member of the Group and the Senior Discharge Date does not occur upon the effectiveness of the plan of reorganization or arrangement for, or other similar conclusion of, that Bankruptcy Case, then the Second Lien Creditors shall pay over to the applicable Senior Facility Creditors on such effective or other conclusion date an amount (the “Payover Amount”) equal to the lesser of:

(i)	the aggregate sum of such adequate protection payments and postpetition interest or fees; and

(ii)	the amount of such shortfall preventing the occurrence of the Senior Discharge Date at such time (the “Shortfall”), provided, that to the extent any portion of the Shortfall represents payments received by the Senior Facility Creditors in the form of promissory notes, equity, or other property equal in value to the cash paid in respect of the Payover Amount, the Senior Facility Creditors shall, upon receipt of the Payover Amount, transfer those promissory notes, equity, or other property, equal in value to the case paid in respect of the Payover Amount, to the applicable Second Lien Creditors pro rata in exchange for the Payover Amount.

7.4	Preference Issues

(a)
If any Senior Facility Creditor is required in any Bankruptcy Case of any member of the Group (or otherwise) to disgorge, turn over or otherwise pay any amount to any member of the Group or the estate of any member of the Group (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent, preferential or otherwise subject to avoidance in any respect or for any other reason, any amount (a “Preference Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Liabilities shall be reinstated to the extent of such Preference Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Facility Creditors shall be entitled to the benefits of this Agreement until a discharge of Senior Liabilities with respect to all such recovered amounts.

(b)
If this Agreement shall have been terminated prior to such Preference Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

(c)
The Second Lien Agent, for itself and on behalf of each Second Lien Creditor represented by it, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

7.5	Post-Petition Interest

(a)
Neither the Second Lien Agent nor any Second Lien Creditor shall oppose or seek to challenge any claim by the Senior Agent or any Senior Facility Creditor for allowance and payment in any Bankruptcy Case of any member of the Group of Senior Liabilities consisting of post-petition interest, fees or expenses.

(b)
Neither the Senior Agent nor any Senior Facility Creditor shall oppose or seek to challenge any claim by the Second Lien Agent or any Second Lien Creditor for allowance and payment in any Bankruptcy Case of any member of the Group of Second Lien Liabilities consisting of post-petition interest, fees or expenses to the extent of the value of the lien on the Transaction Security secure the Second Lien Liabilities (after taking into account the Senior Liabilities).

7.6	Separate Grants of Security and Separate Classifications

(a)	The Second Lien Agent, for itself and on behalf of each Second Lien Creditor represented by it, acknowledges and agrees that:

(i)	the grants of security pursuant to the Senior Finance Documents and the Second Lien Finance Documents constitute separate and distinct grants of Security; and

(ii)
because of, among other things, their differing rights in the Transaction Security, the Second Lien Liabilities are fundamentally different from the Senior Liabilities and must be separately classified in any plan of reorganisation proposed or adopted in any Bankruptcy Case of any member of the Group.

(b)
To further effectuate the intent of the Parties as provided in paragraph (a) above, if it is held that any claims of the Senior Facility Creditors and the Second Lien Creditors in respect of the Transaction Security constitute a single class of claims (rather than separate classes of senior and junior secured claims), then the Second Lien Agent, for itself and on behalf of each Second Lien Creditor represented by it, hereby acknowledges and agrees that all distributions shall be made in accordance with Clause 16.1 (Order of Application) as if there were separate classes of senior and junior secured claims against any member of the Group in respect of the Transaction Security, and the Second Lien Agent, for itself and on behalf of each Second Lien Creditor represented by it, hereby acknowledges and agrees to turn over to the Senior Agent amounts otherwise received or receivable by them as set out in Clause 8.1 (Turnover by the Creditors), even if such turnover has the effect of reducing the claim or recovery of the Second Lien Creditors.

(c)	For the avoidance of doubt, nothing in this Agreement shall prevent or prohibit:

(i)	claims of the Second Lien Creditors from voting as a single class; or

(ii)	claims of the Senior Facility Creditors voting as a single class.

7.7	No Waivers of Rights of Senior Facility Creditors
Nothing contained in this Agreement (other than Clause 7.5(b) (Post Petition Interest)) shall, except as expressly provided herein, prohibit or in any way limit the Senior Agent or any other Senior Facility Creditor from objecting in any Bankruptcy Case of any member of the Group or otherwise to any action taken by any Second Lien Creditor, including the seeking by any Second Lien Creditor of adequate protection or the assertion by any Second Lien Creditor of any of its rights and remedies under the Second Lien Finance Documents or otherwise.

7.8	Application

(a)
This Agreement and all terms and conditions hereof, which the Parties expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of any Bankruptcy Case.

(b)
The relative rights of the Parties as to the Transaction Security and proceeds thereof shall continue after the commencement of any Bankruptcy Case on the same basis as prior to the date of the petition therefor, subject to any court order.

(c)	All references herein to any member of the Group shall include such member of the Group as a debtor‑in-possession and any receiver or trustee for such member of the Group.

7.9	Other Matters
If any Second Lien Creditor has or acquires termination, acceleration or stay relief rights under an order approving the sale, use or lease of assets of any member of the Group subject to Transaction Security or a DIP Financing under Section 363 or Section 364 of the Bankruptcy Code in any Bankruptcy Case of any member of the Group, the Second Lien Agent, on behalf of itself and each Second Lien Creditor it represents, or such Second Lien Creditor agrees not to assert any such rights without the prior written consent of each Senior Agent.

7.10	Surcharge Claims
Until the Senior Discharge Date has occurred, the Second Lien Agent, on behalf of itself and each Second Lien Creditor represented by it, agrees that it will not assert, support or enforce any claim under Section 506(c) or 552(b) of the Bankruptcy Code (or any applicable law or court order having comparable effect) senior to or on a parity with the Security securing the Senior Liabilities for costs or expenses of preserving or disposing of any assets of any member of the Group subject to Transaction Security.

7.11	Reorganisation Securities; Plan of Reorganisation

(a)
If, in any Bankruptcy Case of any member of the Group, debt or other securities obligations of the reorganised debtor secured by Security upon any assets of any member of the Group subject to Transaction Security of the reorganised debtor are distributed, pursuant to a plan of reorganisation or other dispositive restructuring plan, on account of both the Senior Liabilities and the Second Lien Liabilities, then, to the extent the debt obligations distributed on account of the Senior Liabilities and on account of the Second Lien Liabilities are secured by Security upon the same assets of any member of the Group subject to Transaction Security, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Security securing such debt obligations.

(b)
No Second Lien Creditors (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganisation in any Bankruptcy Case of any member of the Group that violates the express provisions of, or is otherwise inconsistent with, this Agreement, other than with the prior written consent of the Senior Agent or to the extent any such plan:

(i)	is proposed or supported by the number of Senior Facility Creditors required under Section 1126(d) of the Bankruptcy Code; and

(ii)	provides for the payment in full, in cash, of all Senior Liabilities.

7.12	Section 1111(b) of the Bankruptcy Code
Each Second Lien Agent, for itself and on behalf of each Second Lien Creditor represented by it:

(a)
shall not object to, oppose, support any objection, or take any other action to impede, the right of any Second Lien Creditor to make an election under Section 1111(b)(2) of the Bankruptcy Code in any Bankruptcy Case of any member of the Group; and

(b)
waives any claim it may hereafter have against any Senior Facility Creditor arising out of the election by any such Senior Facility Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code in any Bankruptcy Case of any member of the Group.

8.	Turnover of Receipts

8.1	Turnover by the Creditors
Subject to Clause 8.2 (Exclusions) and to Clause 8.3 (Permitted Assurance and Receipts), if at any time prior to the Final Discharge Date, any Creditor receives or recovers:

(a)	any Payment or distribution of, or on account of, or in relation to, any of the Liabilities which is neither:

(i)	a Permitted Payment; nor

(ii)	made in accordance with Clause 16 (Application of Proceeds);

(b)	other than where Clause 6.2 (Set-Off) applies, any amount by way of set-off in respect of any of the Liabilities owed to it which does not give effect to a Permitted Payment;

(c)	notwithstanding paragraphs (a) and (b) above, and other than where Clause 6.2 (Set-Off) applies, any amount:

(i)	on account of, or in relation to, any of the Liabilities:

(A)	after the occurrence of a Distress Event; or

(B)	as a result of any other litigation or proceedings against a member of the Group (other than after the occurrence of an Insolvency Event in respect of that member of the Group); or

(ii)	by way of set-off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event, other than, in each case, any amount received or recovered in accordance with Clause 16 (Application of Proceeds);

(d)	the proceeds of any enforcement of any Transaction Security except in accordance with Clause 16 (Application of Proceeds); or

(e)	other than where Clause 6.2 (Set-Off) applies, any distribution or Payment of, or on account of or in relation to, any of the Liabilities owed by any member of the Group which is not in accordance with Clause 16 (Application of Proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that member of the Group, that Creditor will:

(i)	in relation to receipts and recoveries not received or recovered by way of set‑off:

(A)
hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) and promptly pay or distribute that amount to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) for application in accordance with the terms of this Agreement; and

(B)
promptly pay or distribute an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) for application in accordance with the terms of this Agreement; and

(ii)
in relation to receipts and recoveries received or recovered by way of set‑off, promptly pay an amount equal to that recovery to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) for application in accordance with the terms of this Agreement.

8.2	Exclusions
Clause 8.1 (Turnover by the Creditors) shall not apply to any receipt or recovery:

(a)	relating to any payments made by BPIFAE under a BPIFAE Insurance Policy to a Senior Lender or the Senior Agent in accordance with the terms thereof; or

(b)	made to the Senior Creditors in accordance with Clause 17 (Equalisation).

8.3	Permitted Assurance and Receipts
Nothing in this Agreement shall restrict the ability of any Primary Creditor to:

(a)
arrange with any person which is not a member of the Group any assurance against loss in respect of, or reduction of its credit exposure to, a Debtor (including a BPIFAE Insurance Policy and any other assurance by way of credit based derivative or sub-participation); or

(b)	make any assignment or transfer permitted by Clause 20 (Changes to the Parties), which is permitted by:

(i)	the Senior Facility Agreement; or

(ii)	the Second Lien Facility Agreement,

and that Primary Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

8.4	Amounts Received by Debtors
If any of the Debtors receives or recovers any amount which, under the terms of any of the Debt Documents, should have been paid to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent), that Debtor will:

(a)
hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) and promptly pay that amount to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) for application in accordance with the terms of this Agreement; and

(b)
promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) for application in accordance with the terms of this Agreement.

8.5	Saving Provision
If, for any reason, any of the trusts expressed to be created in this Clause 8 should fail or be unenforceable, the affected Creditor or Debtor will promptly pay or distribute an amount equal to that receipt or recovery to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent)to be held on trust by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) for application in accordance with the terms of this Agreement.

8.6	Turnover of Non-Cash Consideration
For the purposes of this Clause 8, if any Creditor receives or recovers any amount or distribution in the form of Non-Cash Consideration which is subject to Clause 8.1 (Turnover by the Creditors) the cash value of that Non-Cash Consideration shall be determined in accordance with Clause 14.2 (Cash value of Non-Cash Recoveries).

9.	Redistribution

9.1	Recovering Creditor’s Rights

(a)
Any amount paid or distributed by a Creditor (a “Recovering Creditor”) to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) under Clause 6 (Effect of Insolvency Event) or Clause 7 (Turnover of Receipts) shall be treated as having been paid or distributed by the relevant Debtor and shall be applied by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) in accordance with Clause 16 (Application of Proceeds).

(b)
On an application by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) pursuant to Clause 16 (Application of Proceeds) of a Payment or distribution received by a Recovering Creditor from a Debtor, as between the relevant Debtor and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid or distributed to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) by the Recovering Creditor (the “Shared Amount”) will be treated as not having been paid or distributed by that Debtor.

9.2	Reversal of Redistribution

(a)	If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable or returnable to a Debtor and is repaid or returned by that Recovering Creditor to that Debtor, then:

(i)
each Party that received any part of that Shared Amount pursuant to an application by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) of that Shared Amount under Clause 9.1 (Recovering Creditor’s rights) (a “Sharing Party”) shall, upon request of the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent), pay or distribute to the the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (the “Redistributed Amount”); and

(ii)	as between the relevant Debtor and each relevant Sharing Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid or distributed by that Debtor.

(b)
The Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall not be obliged to pay or distribute any Redistributed Amount to a Recovering Creditor under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Party.

9.3	Deferral of Subrogation

(a)
No Creditor (other than a Subordinated Creditor) or Debtor will exercise any rights which it may have by reason of the performance by it of its obligations under the Debt Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Creditor (other than a Subordinated Creditor) which ranks ahead of it in accordance with the priorities set out in Clause 2 (Ranking and Priority) until such time as all of the Liabilities owing to each prior ranking Creditor (or, in the case of any Debtor, owing to each Creditor (other than a Subordinated Creditor)) have been irrevocably discharged in full.

(b)
No Subordinated Creditor will exercise any rights which it may have to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Creditor until such time as all of the Liabilities owing to each Creditor (other than a Subordinated Creditor) have been irrevocably discharged in full.

(c)	This Clause 9.3 shall not apply to BPIFAE.

10.	Enforcement of Transaction Security

10.1	Enforcement Instructions

(a)
The Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may refrain from enforcing the Transaction Security unless instructed otherwise by the Instructing Group.

(b)
Subject to the Transaction Security having become enforceable in accordance with its terms, the Instructing Group may give or refrain from giving instructions to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) to enforce or refrain from enforcing the Transaction Security as they see fit.

(c)	The Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) is entitled to rely on and comply with instructions given in accordance with this Clause 10.1.

10.2	Manner of Enforcement
If the Transaction Security is being enforced pursuant to Clause 10.1 (Enforcement Instructions), the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator (or any analogous officer in any jurisdiction) of any Debtor to be appointed by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent)) as the Instructing Group shall instruct.

10.3	Exercise of Voting Rights

(a)	Except with respect to voting on:

(i)	a plan of reorganisation; or

(ii)	another dispositive restructuring plan,
in each case, in a Bankruptcy Case of any member of the Group as provided under Clause 7.11(b) (Reorganisation Securities; Plan of Reorganisation), each Creditor (other than each Facility Agent and each Senior Arranger) will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre‑insolvency or rehabilitation or similar proceedings relating to any member of the Group as instructed by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent).

(b)
The Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall give instructions for the purposes of paragraph (a) above in accordance with any instructions given to it by the Instructing Group.

10.4	Waiver of Rights
To the extent permitted under applicable law and subject to Clause 10.1 (Enforcement Instructions), Clause 10.2 (Manner of Enforcement), Clause 13.4 (Fair value) and Clause 16 (Application of Proceeds), each of the Secured Parties and the Debtors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

10.5	Enforcement through Security Agent Only
The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents (other than the Facility Agreements) except through the relevant Senior Security Agent.

11.	Subrogation and Reimbursement

11.1	BPIFAE Insurance Policy – Subrogation
The Parties acknowledge and agree that:

(a)
BPIFAE shall automatically be subrogated to the rights of the Senior Lenders under this Agreement and each other Senior Finance Document (including its rights with respect to voting) upon, and to the extent of, any payment made by it under or in respect of a BPIFAE Insurance Policy; and

(b)
the Secured Obligations in respect of which any such payment was made shall, notwithstanding such payment, be treated as being outstanding to BPIFAE for the purposes of the Senior Finance Documents until such time as they would have been discharged had BPIFAE not made that payment.

11.2	Subrogation

(a)
Without prejudice to any right of indemnification or subrogation BPIFAE may have at law, in equity or otherwise, each Party agrees that BPIFAE will, subject to and in accordance with Clause 11.1 (BPIFAE Insurance Policy - Subrogation), be subrogated to the rights of the Senior Lenders under this Agreement upon the making of any payment by, or on behalf of, BPIFAE under the BPIFAE Insurance Policy and the Senior Lenders shall act in accordance with the instructions of BPIFAE in the enforcement of their rights under this Agreement and the other Finance Documents following such subrogation.

(b)
The Parties agree that the right of subrogation under paragraph (a) above shall arise irrespective of, and prevail over, any inconsistency with any right of subrogation arising under a BPIFAE Insurance Policy, or under the laws of France, and notwithstanding any conduct on the part of BPIFAE or the Senior Lenders.

(c)
Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, in the event of any failure of the subrogation contemplated by this Clause 11.2, the Parties hereby consent to the transfer by the Senior Lenders of all existing Senior Lender Liabilities to BPIFAE, without the requirement for BPIFAE to accede to this Agreement.

(d)	Notwithstanding anything to the contrary in this Agreement, nothing shall restrict or prohibit a Senior Lender from transferring its rights and obligations or assigning its rights to BPIFAE.

12.	Non-Distressed Disposals

12.1	Definitions
In this Clause 12:

(a)	“Disposal Proceeds” means the proceeds of a Non‑Distressed Disposal; and

(b)	“Non-Distressed Disposal” means a disposal of:

(i)	an asset of a member of the Group; or

(ii)	an asset which is subject to the Transaction Security,
to a person or persons outside the Group where:

(A)	prior to the Senior Discharge Date, the Senior Agent notifies the Senior Security Agent that that disposal is permitted under the Senior Finance Documents;

(B)
the Second Lien Agent notifies the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) that that disposal is permitted under the Second Lien Finance Documents; and

(C)	that disposal is not a Distressed Disposal.

12.2	Facilitation of Non-Distressed Disposals

(a)
If a disposal of an asset is a Non-Distressed Disposal, the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) is irrevocably authorised (at the cost of the Borrower and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party, Subordinated Debtor or Debtor) but subject to paragraph (b) below:

(i)	to release the Transaction Security or any other claim (relating to a Debt Document) over that asset;

(ii)
where that asset consists of shares in the capital of a member of the Group, to release the Transaction Security or any other claim (relating to a Debt Document) over that member of the Group’s Property; and

(iii)
to execute and deliver or enter into any release of the Transaction Security or any claim described in paragraphs (i) and (ii) above and issue any certificates of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent), be considered necessary or desirable.

(b)	Each release of Transaction Security or any claim described in paragraph (a) above shall become effective only on the making of the relevant Non-Distressed Disposal.

(c)
Prior to the Senior Discharge Date and subject to paragraph (b) above, the Second Lien Security Agent shall, concurrently with the Senior Security Agent, give all such equivalent releases as given by the Senior Security Agent as contemplated by paragraph (a) above (including the release of the Transaction Security held by it) in order to give effect to paragraph (a) above.

12.3	Disposal Proceeds
If any Disposal Proceeds are required to be applied in mandatory prepayment of the Senior Liabilities or the Second Lien Liabilities then those Disposal Proceeds shall be applied in or towards Payment of:

(a)	first, the Senior Liabilities in accordance with the terms of the Senior Facility Agreement (without any obligation to apply those amounts towards the Second Lien Liabilities); and

(b)	second, after the discharge in full of the Senior Liabilities, the Second Lien Liabilities in accordance with the terms of the Second Lien Facility Agreement, and the consent of any other Party shall not be required for that application.

13.	Distressed Disposals and Appropriation

13.1	Facilitation of Distressed Disposals and Appropriation
If a Distressed Disposal or an Appropriation is being effected the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) is irrevocably authorised (at the cost of the Borrower and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or Debtor):

(a)
release of Transaction Security/non-crystallisation certificates: to release the Transaction Security or any other claim over the asset subject to the Distressed Disposal or Appropriation and execute and deliver or enter into any release of that Transaction Security or claim and issue any letters of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent), be considered necessary or desirable;

(b)
release of liabilities and Transaction Security on a share sale/Appropriation (Debtor): if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Debtor, to release:

(i)	that Debtor and any Subsidiary of that Debtor from all or any part of:

(A)	its Borrowing Liabilities;

(B)	its Guarantee Liabilities; and

(C)	its Other Liabilities;

(ii)	any Transaction Security granted by that Debtor or any Subsidiary of that Debtor over any of its assets; and

(iii)	any other claim of a Subordinated Creditor or another Debtor over that Debtor’s assets or over the assets of any Subsidiary of that Debtor, on behalf of the relevant Creditors and Debtors;

(c)
release of liabilities and Transaction Security on a share sale/Appropriation (Holding Company): if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of any Holding Company of a Debtor, to release:

(i)	that Holding Company and any Subsidiary of that Holding Company from all or any part of:

(A)	its Borrowing Liabilities;

(B)	its Guarantee Liabilities; and

(C)	its Other Liabilities;

(ii)	any Transaction Security granted by any Subsidiary of that Holding Company over any of its assets; and

(iii)	any other claim of a Subordinated Creditor or another Debtor over the assets of any Subsidiary of that Holding Company, on behalf of the relevant Creditors and Debtors;

(d)
facilitative disposal of liabilities on a share sale/Appropriation: if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Debtor or the Holding Company of a Debtor and the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) decides to dispose of all or any part of:

(i)	the Liabilities (other than Liabilities due to any Senior Agent or Senior Arranger); or

(ii)	the Debtors’ Intra-Group Receivables,

owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company on the basis that any transferee of those Liabilities or Debtors’ Intra-Group Receivables (the “Transferee”) will not be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement), to execute and deliver or enter into any agreement to dispose of all or part of those Liabilities or Debtors’ Intra-Group Receivables on behalf of the relevant Creditors and Debtors provided that notwithstanding any other provision of any Debt Document the Transferee shall not be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement;

(e)
sale of liabilities on a share sale/Appropriation: if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Debtor or the Holding Company of a Debtor and the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) decides to dispose of all or any part of:

(i)	the Liabilities (other than Liabilities due to any Senior Agent or Senior Arranger); or

(ii)	the Debtors’ Intra-Group Receivables,
owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company on the basis that any transferee of those Liabilities or Debtors’ Intra-Group Receivables will be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement, to execute and deliver or enter into any agreement to dispose of:

(A)	all (and not part only) of the Liabilities owed to the Primary Creditors (other than to any Senior Agent or any Senior Arranger); and

(B)	all or part of any other Liabilities (other than Liabilities owed to any Senior Agent or any Senior Arranger) and the Debtors’ Intra-Group Receivables,
on behalf of, in each case, the relevant Creditors and Debtors;

(f)
transfer of obligations in respect of liabilities on a share sale/Appropriation: if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Debtor or the Holding Company of a Debtor (the “Disposed Entity”) and the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) decides to transfer to another Debtor (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of:

(i)	the Intra-Group Liabilities; or

(ii)	the Debtor’s Intra – Group Receivables,
to execute and deliver or enter into any agreement to:

(A)
agree to the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtors’ Intra-Group Receivables on behalf of the relevant Intra-Group Lenders and Debtors to which those obligations are owed and on behalf of the Debtors which owe those obligations; and

(B)
to accept the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtors’ Intra-Group Receivables on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Intra-Group Liabilities or Debtors’ Intra-Group Receivables are to be transferred.

Prior to the Senior Discharge Date the Second Lien Security Agent shall, concurrently with the Senior Security Agent, give all such equivalent releases as given by the Senior Security Agent as contemplated by this Clause 13 (including the release of the Transaction Security held by it) in order to give effect to this Clause 13.

13.2	Form of Consideration for Distressed Disposals and Debt Disposals
Subject to Clause 14.5 (Security Agent Protection), a Distressed Disposal or a Debt Disposal may be made in whole or in part for consideration in the form of cash or, if not for cash, for Non-Cash Consideration which is acceptable to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent).

13.3	Proceeds of Distressed Disposals and Debt Disposals
The net proceeds of each Distressed Disposal and each Debt Disposal shall be paid, or distributed, to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) for application in accordance with Clause 16 (Application of Proceeds) and, to the extent that:

(a)	any Liabilities Sale has occurred; or

(b)	any Appropriation has occurred,
as if that Liabilities Sale, or any reduction in the Secured Obligations resulting from that Appropriation, had not occurred.

13.4	Fair value
In the case of:

(a)	a Distressed Disposal; or

(b)	a Liabilities Sale,
effected by, or at the request of, the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent), the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall take reasonable care to obtain a fair market price having regard to the prevailing market conditions (though the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall have no obligation to postpone (or request the postponement of) any Distressed Disposal or Liabilities Sale in order to achieve a higher price).

13.5	Fair value – safe harbours

(a)	The Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may seek to satisfy the requirement in Clause 13.4 (Fair Value) in any manner.

(b)
Without prejudice to the generality of paragraph (a) above, the requirement in Clause 13.4 (Fair value) shall be satisfied (and as between the Creditors and the Debtors shall be conclusively presumed to be satisfied) and the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) will be taken to have discharged all its obligations in this respect under this Agreement, the other Debt Documents and generally at law if:

(i)	that Distressed Disposal or Liabilities Sale is made pursuant to any process or proceedings approved or supervised by or on behalf of any court of law;

(ii)
that Distressed Disposal or Liabilities Sale is made by, at the direction of or under the control of, a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer (or any analogous officer in any jurisdiction) appointed in respect of a member of the Group or the assets of a member of the Group;

(iii)	that Distressed Disposal or Liabilities Sale is made pursuant to a Competitive Sales Process; or

(iv)
a Financial Adviser appointed by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) pursuant to Clause 13.6 (Appointment of Financial Adviser) has delivered a Fairness Opinion to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) in respect of that Distressed Disposal or Liabilities Sale.

13.6	Appointment of Financial Adviser

(a)
The Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may engage, or approve the engagement of, (in each case on such terms as it may consider appropriate (including, without limitation, restrictions on that Financial Adviser’s liability and the extent to which any advice, valuation or opinion may be relied on or disclosed)), pay for and rely on the services of a Financial Adviser to provide advice, a valuation or an opinion in connection with:

(i)	a Distressed Disposal or a Debt Disposal;

(ii)	the application or distribution of any proceeds of a Distressed Disposal or a Debt Disposal; or

(iii)	any amount of Non-Cash Consideration which is subject to Clause 8.1 (Turnover by the Creditors).

(b)	For the purposes of paragraph (a) above, the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall act:

(i)	on the instructions of the Instructing Group if the Financial Adviser is providing a valuation for the purposes of Clause 14.2 (Cash value of Non-Cash Recoveries); or

(ii)	otherwise in accordance with Clause 13.7 (Security Agent’s Actions).

13.7	Security Agent’s Actions
For the purposes of Clause 13.1 (Facilitation of Distressed Disposals and Appropriation), Clause 13.2 (Form of Consideration for Distressed Disposals and Debt Disposals) and Clause 13.4 (Fair value) and Clause 13.5 (Fair value – safe harbours) the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall act:

(a)	in the case of an Appropriation or if the relevant Distressed Disposal is being effected by way of enforcement of the Transaction Security, in accordance with Clause 10.2 (Manner of Enforcement); and

(b)	in any other case, on the instructions of the Instructing Group.

14.	Non-Cash Recoveries

14.1	Security Agent and Non-Cash Recoveries
To the extent the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) receives or recovers any Non-Cash Recoveries, it may (acting on the instructions of the Instructing Group) but without prejudice to its ability to exercise discretion under Clause 16.2 (Prospective Liabilities)):

(a)	distribute those Non-Cash Recoveries pursuant to Clause 16 (Application of Proceeds) as if they were Cash Proceeds;

(b)	hold, manage, exploit, collect, realise and dispose of those Non-Cash Recoveries; and

(c)	hold, manage, exploit, collect, realise and distribute any resulting Cash Proceeds.

14.2	Cash value of Non-Cash Recoveries

(a)
The cash value of any Non-Cash Recoveries shall be determined by reference to a valuation obtained by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) from a Financial Adviser appointed by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) pursuant to Clause 13.6 (Appointment of Financial Adviser) taking into account any notional conversion made pursuant to Clause 16.4 (Currency Conversion), or as determined by the court in a Bankruptcy Case (as the case may be).

(b)
If any Non-Cash Recoveries are distributed pursuant to Clause 16 (Application of Proceeds), the extent to which such distribution is treated as discharging the Liabilities shall be determined by reference to the cash value of those Non-Cash Recoveries determined pursuant to paragraph (a) above.

14.3	Facility Agents and Non-Cash Recoveries

(a)
Subject to paragraph (b) below and to Clause 14.4 (Alternative to Non-Cash Consideration), if, pursuant to Clause 16.1 (Order of Application), a Facility Agent receives Non-Cash Recoveries for application towards the discharge of any Liabilities, that Facility Agent shall apply those Non-Cash Recoveries in accordance with the relevant Facility Agreement as if they were Cash Proceeds.

(b)	A Facility Agent may:

(i)
use any reasonably suitable method of distribution, as it may determine in its discretion, to distribute those Non-Cash Recoveries in the order of priority that would apply under the relevant Facility Agreement if those Non-Cash Recoveries were Cash Proceeds;

(ii)	hold any Non-Cash Recoveries through another person; and

(iii)	hold any amount of Non-Cash Recoveries for so long as that Facility Agent shall think fit for later application pursuant to paragraph (a) above.

14.4	Alternative to Non-Cash Consideration

(a)
If any Non-Cash Recoveries are to be distributed pursuant to Clause 16 (Application of Proceeds), the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall (prior to that distribution and taking into account the Liabilities then outstanding and the cash value of those Non-Cash Recoveries) notify the Primary Creditors entitled to receive those Non-Cash Recoveries pursuant to that distribution (the “Entitled Creditors”).

(b)	If:

(i)	it would be unlawful for an Entitled Creditor to receive such Non-Cash Recoveries (or it would otherwise conflict with that Entitled Creditor’s constitutional documents for it to do so); and

(ii)
that Entitled Creditor promptly so notifies the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent)and supplies such supporting evidence as the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may reasonably require, that Primary Creditor shall be a “Cash Only Creditor” and the Non-Cash Recoveries to which it is entitled shall be “Retained Non-Cash”.

(c)	To the extent that, in relation to any distribution of Non-Cash Recoveries, there is a Cash Only Creditor:

(i)
the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall not distribute any Retained Non-Cash to that Cash Only Creditor (or to any Facility Agent on behalf of that Cash Only Creditor) but shall otherwise treat the Non-Cash Recoveries in accordance with this Agreement;

(ii)
if that Cash Only Creditor is a Senior Facility Creditor or a Second Lien Creditor the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall notify the relevant Facility Agent of that Cash Only Creditor’s identity and its status as a Cash Only Creditor; and

(iii)	to the extent notified pursuant to paragraph (ii) above, no Facility Agent shall distribute any of those Non-Cash Recoveries to that Cash Only Creditor.

(d)
Subject to Clause 14.5 (Security Agent Protection), the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall hold any Retained Non-Cash and shall, acting on the instructions of the Cash Only Creditor entitled to it, manage, exploit, collect, realise and dispose of that Retained Non-Cash for cash consideration and shall distribute any Cash Proceeds of that Retained Non-Cash to that Cash Only Creditor in accordance with Clause 16 (Application of Proceeds).

(e)
On any such distribution of Cash Proceeds which are attributable to a disposal of any Retained Non-Cash, the extent to which such distribution is treated as discharging the Liabilities due to the relevant Cash Only Creditor shall be determined by reference to:

(i)	the valuation which determined the extent to which the distribution of the Non-Cash Recoveries to the other Entitled Creditors discharged the Liabilities due to those Entitled Creditors; and

(ii)	the Retained Non-Cash to which those Cash Proceeds are attributable.

(f)
Each Primary Creditor shall, following a request by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) (acting in accordance with Clause 13.7 (Security Agent’s Actions)), notify the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) of the extent to which paragraph (b)(i) above would apply to it in relation to any distribution or proposed distribution of Non-Cash Recoveries.

14.5	Security Agent Protection

(a)
No Distressed Disposal or Debt Disposal may be made in whole or part for Non-Cash Consideration if the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) has reasonable grounds for believing that its receiving, distributing, holding, managing, exploiting, collecting, realising or disposing of that Non-Cash Consideration would have an adverse effect on it.

(b)
If Non-Cash Consideration is distributed to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) pursuant to Clause 8.1 (Turnover by the Creditors) the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may, at any time after notifying the Creditors entitled to that Non-Cash Consideration and notwithstanding any instruction from a Creditor or group of Creditors pursuant to the terms of any Debt Document, immediately realise and dispose of that Non-Cash Consideration for cash consideration (and distribute any Cash Proceeds of that Non-Cash Consideration to the relevant Creditors in accordance with Clause 16 (Application of Proceeds)) if the Senior Security

Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) has reasonable grounds for believing that holding, managing, exploiting or collecting that Non-Cash Consideration would have an adverse effect on it.

(c)
If the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) holds Retained Non-Cash for a Cash Only Creditor (each as defined in Clause 14.4 (Alternative to Non-Cash Consideration)) the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may at any time, after notifying that Cash Only Creditor and notwithstanding any instruction from a Creditor or group of Creditors pursuant to the terms of any Debt Document, immediately realise and dispose of that Retained Non-Cash for cash consideration (and distribute any Cash Proceeds of that Retained Non-Cash to that Cash Only Creditor in accordance with Clause 16 (Application of Proceeds)) if the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) has reasonable grounds for believing that holding, managing, exploiting or collecting that Retained Non-Cash would have an adverse effect on it.

15.	Further Assurance – Disposals and Releases

15.1	Appointment – Power of Attorney
Each Second Lien Creditor, Debtor, Subordinated Debtor and each Subordinated Creditor by way of security irrevocably appoints the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time until, in the case of:

(a)	a Second Lien Creditor, the Senior Discharge Date; and

(b)	a Debtor, a Subordinated Debtor and each Subordinated Creditor, the Final Discharge Date, in each case, in such manner as the attorney thinks fit to do anything which it:

(i)	has authorised the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) to do under this Agreement; or

(ii)
is obliged to do but has not done under this Agreement within three Business Days after receiving notice from the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent)requiring it to do so.

15.2	Ratification
Each Second Lien Creditor, Debtor, Subordinated Debtor and Subordinated Creditor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in this Clause 15.

15.3	Delegation

The Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may delegate the power of attorney in Clause 15.1 (Appointment – Power of Attorney) on such terms as it sees fit.

15.4	Further Assurances
Each Creditor, Subordinated Debtor and Debtor will:

(a)
do all things that the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) requests in order to give effect to Clause 12 Non-Distressed Disposals) and Clause 13 (Distressed Disposals and Appropriation) (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may consider to be necessary to give effect to the releases or disposals contemplated by those Clauses); and

(b)
if the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) is not entitled to take any of the actions contemplated by those Clauses or if the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) requests that any Creditor or Debtor take any such action, take that action itself in accordance with the instructions of the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent),

provided that the proceeds of those disposals are applied in accordance with Clause 12 (Non‑Distressed Disposals) or Clause 13 (Distressed Disposals and Appropriation) as the case may be.

16.	Application of Proceeds

16.1	Order of Application
Subject to Clause 16.2 (Prospective Liabilities), all amounts from time to time received or recovered by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) pursuant to the terms of any Debt Document or in connection with the realisation or enforcement of all or any part of the Transaction Security, including, without limitation, any payment or distribution made in respect of all or any part of the Transaction Security in a Bankruptcy Case (for the purposes of this Clause 16, the “Recoveries”) shall be held by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) on trust to apply them at any time as the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 16), in the following order of priority:

(a)	first, in discharging any sums (including unpaid fees) owing to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent), any Receiver or any Delegate;

(b)	second, in discharging all costs and expenses incurred by any Primary Creditor in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement or any action taken at the request of the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) under Clause 6.5 (Further Assurance – Insolvency Event);

(c)
third, in payment or distribution to the Senior Agent on its own behalf and on behalf of the other Senior Facility Creditors for application towards the discharge of the Senior Liabilities (in accordance with the terms of the Senior Finance Documents);

(d)
fourth, in payment or distribution to the Second Lien Agent on its own behalf and on behalf of the other Second Lien Creditors for application (in accordance with the terms of the Second Lien Finance Documents) towards the discharge of the Second Lien Liabilities;

(e)
fifth, if none of the Debtors is under any further actual or contingent liability under any Senior Finance Document or Second Lien Finance Document, in payment or distribution to any person to whom the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) is obliged to pay or distribute in priority to any Debtor; and

(f)	finally, the balance, if any, in payment or distribution to the relevant Debtor.

16.2	Prospective Liabilities
Following a Distress Event the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may, in its discretion:

(a)
hold any amount of the Recoveries which is in the form of cash, and any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any Non-Cash Consideration, in one or more interest bearing suspense or impersonal accounts in the name of the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) with such financial institution (including itself) as the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall think fit (the interest being credited to the relevant account); and

(b)	hold, manage, exploit, collect and realise any amount of the Recoveries which is in the form of Non-Cash Consideration, in each case for so long as the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall think fit for later application under Clause 16.1 (Order of Application) in respect of:

(i)	any sum to any Security Agent, any Receiver or any Delegate; and

(ii)	any part of the Liabilities,
that the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) reasonably considers, in each case, might become due or owing at any time in the future.

16.3	Investment of Cash Proceeds

Prior to the application of the proceeds of the Security Property in accordance with Clause 16.1 (Order of application) the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may, in its discretion, hold all or part of any Cash Proceeds in one or more interest bearing suspense or impersonal accounts in the name of the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) with such financial institution (including itself) and for so long as the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Senior Security Agent’s (or, following the Senior Discharge Date, the Second Lien Security Agent’s) discretion in accordance with the provisions of this Clause 16.

16.4	Currency Conversion

(a)	For the purpose of, or pending the discharge of, any of the Secured Obligations the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may:

(i)
convert any moneys received or recovered by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) (including, without limitation, any Cash Proceeds) from one currency to another, at the Senior Security Agent’s (or, following the Senior Discharge Date, the Second Lien Security Agent’s) Spot Rate of Exchange; and

(ii)
notionally convert the valuation provided in any opinion or valuation from one currency to another, at the Senior Security Agent’s (or, following the Senior Discharge Date, the Second Lien Security Agent’s) Spot Rate of Exchange.

(b)	The obligations of any Debtor to pay in the due currency shall only be satisfied, in the case of:

(i)	paragraph (a)(i) above, to the extent of the amount of the due currency purchased after deducting the costs of conversion; and

(ii)	paragraph (a)(ii) above, to the extent of the amount of the due currency which results from the notional conversion referred to in that paragraph.

16.5	Permitted Deductions
The Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

16.6	Good Discharge

(a)
Any distribution or payment to be made in respect of the Secured Obligations by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may be made to the relevant Facility Agent on behalf of its Primary Creditors.

(b)
Any distribution or payment made as described in paragraph (a) above shall be a good discharge, to the extent of that payment or distribution, by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent):

(i)	in the case of a payment made in cash, to the extent of that payment; and

(ii)	in the case of a distribution of Non-Cash Recoveries, as determined by Clause 14.2 (Cash value of Non-Cash Recoveries).

(c)
The Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) is under no obligation to make the payments to the Facility Agents under paragraph (a) above in the same currency as that in which the Liabilities owing to the relevant Primary Creditor are denominated pursuant to the relevant Debt Document.

16.7	Calculation of Amounts
For the purpose of calculating any person’s share of any amount payable to or by it, the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall be entitled to:

(a)
notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent)), that notional conversion to be made at the spot rate at which the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) is able to purchase the notional base currency with the actual currency of the Liabilities owed to that person at the time at which that calculation is to be made; and

(b)
assume that all amounts received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

16.8	Payments by the Senior Security Agent or Senior Agent

(a)
Any payment made, or to be made, by the Senior Security Agent or Senior Agent (for and on behalf of itself and the other Senior Facility Creditors) for the benefit of a Second Lien Creditor pursuant to the terms of this Agreement shall be made to the Second Lien Security Agent or the Second Lien Agent only.

(b)
If, after the date of this Agreement, a change is made to the Second Lien Security Agent or the Second Lien Agent, the Senior Security Agent and the Senior Agent shall only make any payment to any new or replacement Second Lien Security Agent or the Second Lien Agent once the Senior Security Agent and the Senior Agent has satisfied all the necessary “know your customer” or other similar checks required to be undertaken by a Senior Facility Creditor.

17.	Equalisation

17.1	Equalisation Definitions
For the purposes of this Clause 17:
“Enforcement Date” means the first date (if any) on which a Senior Facility Creditor takes enforcement action of the type described in paragraphs (a)(i), (iii), (iv) or (b) of the definition of “Enforcement Action” in accordance with the terms of this Agreement.
“Exposure” means, in relation to a Senior Lender, the aggregate amount of its participation (if any, and without double counting) in all Loans outstanding under the Senior Facility Agreement at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims between Senior Lenders pursuant to any loss-sharing arrangement in the Senior Facility Agreement which has taken place since the Enforcement Date to have taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and commission owed to it under the Senior Facility Agreement.
“Utilisation” means a “Utilisation” under and as defined in the Senior Facility Agreement or any Refinancing Equivalent.

17.2	Implementation of Equalisation

(a)	The provisions of this Clause 17 shall be applied at such time or times after the Enforcement Date as the Senior Security Agent shall consider appropriate.

(b)
Without prejudice to the generality of paragraph (a) above, if the provisions of this Clause 17 have been applied before all the Liabilities have matured and/or been finally quantified, the Senior Security Agent may elect to re‑apply those provisions on the basis of revised Exposures and the Senior Facility Creditors shall make appropriate adjustment payments amongst themselves.

17.3	Equalisation
If, for any reason, any Senior Liabilities remain unpaid after the Enforcement Date and the resulting losses are not borne by the Senior Lenders in the proportions which their respective Exposures at the Enforcement Date bore to the aggregate Exposures of all the Senior Lenders at the Enforcement Date, the Senior Lenders will make such payments amongst themselves as the Senior Security Agent shall require to put the Senior Lenders in such a position that (after taking into account such payments) those losses are borne in those proportions.

17.4	Turnover of Enforcement Proceeds
If:

(a)
the Senior Security Agent or the Senior Agent is not entitled, for reasons of applicable law, to pay or distribute amounts received pursuant to the making of a demand under any guarantee, indemnity or other assurance against loss or the enforcement of the

Transaction Security to the Senior Facility Creditors but is entitled to pay or distribute those amounts to Primary Creditors (such Primary Creditors, the “Receiving Creditors”) who, in accordance with the terms of this Agreement, are subordinated in right and priority of payment to the Senior Facility Creditors; and

(b)	the Senior Discharge Date has not yet occurred (nor would occur after taking into account such payments), then the Receiving Creditors shall make such payments or distributions to the Senior Facility Creditors as the Senior Security Agent shall require to place the Senior Facility Creditors in the position they would have been in had such amounts been available for application against the Senior Liabilities.

17.5	Notification of Exposure
Before each occasion on which it intends to implement the provisions of this Clause 17, the Senior Security Agent shall send notice to the Senior Agent (on behalf of the Senior Lenders) requesting that it notify it of, respectively, its Exposure and that of each Senior Lender (if any).

17.6	Default in Payment
If a Primary Creditor fails to make a payment due from it under this Clause 17, the Senior Security Agent shall be entitled (but not obliged) to take action on behalf of the Senior Facility Creditor(s) to whom such payment was to be redistributed (subject to being indemnified to its satisfaction by such Senior Facility Creditor(s) in respect of costs) but shall have no liability or obligation towards such Senior Facility Creditor(s), any other Senior Facility Creditor or Primary Creditor as regards such default in payment and any loss suffered as a result of such default shall lie where it falls.

18.	Facilitation of Qualifying Senior Facility Refinancing

18.1	Release of Transaction Security by Security Agent
If, in relation to a Qualifying Senior Facility Refinancing, any amount received pursuant to the enforcement of the Transaction Security would not be available for application by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) towards the discharge of the Refinancing Senior Liabilities in the order set out in paragraphs (a) to (f) of Clause 16.1 (Order of Application) to the same extent as that amount would have been available for application towards the discharge of the Senior Liabilities being refinanced, the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) is irrevocably authorised (at the cost of the Borrower and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or Debtor) to release that Transaction Security if:

(a)
immediately on such release, Security will be provided in favour of the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent), any Receiver, any Delegate, each Second Lien Creditor and each Senior Agent, Senior Arranger and Senior Lender under the Refinancing Senior Finance Documents over the same assets as under the relevant Security Document, on terms substantially the same as the terms of that Security Document and subject to the same ranking as set out in Clause 2.2 (Transaction Security); and

(b)
that release and provision of Security would not have a material adverse effect on any of those Secured Parties provided that the retaking of Security and the restarting of any related Hardening Period shall not, in itself, constitute such a material adverse effect.

18.2	Facilitation
Subject to Clause 18.3 (Exceptions), each Secured Party shall, at the request (and cost) of the Borrower, promptly execute such documents and give such instructions to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) as are reasonably necessary:

(a)
to provide substantially the same rights and remedies to the providers of any Refinancing Senior Facilities as those provided to the providers of the Initial Senior Facility in the Initial Senior Finance Documents including, without limitation, entering into further security, priority and intercreditor agreements; or

(b)
to implement successfully the terms of a Qualifying Senior Facility Refinancing by the providers of that refinancing and to give effect to the providing of Security as contemplated by this Clause 18 in respect of the Refinancing Senior Liabilities, including, without limitation, any amendment required to the terms of this Agreement or any other Senior Finance Document and any amendment, consent, waiver or release in respect of any Security Document and any grant of security pursuant to a new Security Document.

18.3	Exceptions

(a)
This Clause 18 shall not require any Secured Party to facilitate a release of, or amendment to, the Transaction Security or any guarantee, indemnity or other assurance against loss if so doing would have a material adverse effect on any Security Agent, Receiver, Delegate, Second Lien Creditor or any Senior Agent, Senior Arranger or Senior Lender under the Refinancing Senior Finance Documents provided that the retaking of Security or assurance against loss, and the restarting of any related Hardening Period, shall not, in itself, constitute such a material adverse effect.

(b)	This Clause 18 shall not require any Party to provide financial accommodation to any member of the Group in connection with, or otherwise to participate in, a Qualifying Senior Facility Refinancing.

19.	Not Used

20.	Changes to the Parties

20.1	Assignments and Transfers

No Party may:

(a)	assign any of its rights; or

(b)	transfer any of its rights and obligations,
in respect of any Debt Documents or the Liabilities except as permitted by this Clause 20.

20.2	No Change of Debtor/Subordinated Debtor
Neither a Debtor nor a Subordinated Debtor may:

(a)	assign any of its rights; or

(b)	transfer any of its rights and obligations,
until after the Final Discharge Date.

20.3	Change of Subordinated Creditor
No Subordinated Creditor may:

(a)	assign any of its rights;

(b)	transfer any of its rights and obligations; or

(c)	declare or create any trust of any of its rights, title, interest or benefits, in respect of this Agreement, a Subordinated Liabilities Document or any Subordinated Liabilities to, or in favour of, any person.

20.4	Accession of Subordinated Creditors
No person shall become a Subordinated Creditor unless and until:

(a)	that person is permitted to become a Subordinated Creditor by:

(i)	prior to the Senior Discharge Date, the Senior Finance Documents; and

(ii)	following the Senior Discharge Date, the Second Lien Finance Documents;

(b)	that person delivers to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) a duly completed Creditor Accession Undertaking; and

(c)	the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) executes a Creditor Accession Undertaking duly completed and signed by that person.

20.5	New Subordinated Creditor
If any person proposes to make any loan to, or grant any credit to, or makes any other financial arrangement having similar effect with, any Debtor, the Borrower will procure that such person giving, proposing to give, that loan, granting that credit or making that other financial arrangement (if not already a Party as a Subordinated Creditor) accedes to this Agreement as a

“Subordinated Creditor”, pursuant to Clause 20.8 (Creditor Accession Undertaking) prior to giving such loan, granting that credit or making that other financial arrangement.

20.6	Change of Senior Lender or Second Lien Lender
A Senior Lender or a Second Lien Lender may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,
in respect of any Debt Documents or the Liabilities if:

(i)	that assignment or transfer is in accordance with the terms of the Facility Agreement to which it is a party; and

(ii)
any assignee or transferee has (if not already a Party as a Senior Lender or Second Lien Lender (as the case may be)) acceded to this Agreement, as a Senior Lender or a Second Lien Lender (as the case may be), pursuant to Clause 20.8 (Creditor Accession Undertaking).

20.7	Change of Facility Agent or Security Agent
No person shall become a Facility Agent or a Security Agent unless at the same time, it accedes to this Agreement as a Senior Agent or Second Lien Agent (as the case may be) or a Senior Security Agent or Second Lien Security Agent (as the case may be), pursuant to Clause 20.8 (Creditor Accession Undertaking).

20.8	Creditor Accession Undertaking
With effect from the date of acceptance by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) and, (prior to the completion of a Qualifying Senior Facility Refinancing) by the Senior Agent, of a Creditor Accession Undertaking duly executed and delivered to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) by the relevant acceding party or, if later, the date specified in that Creditor Accession Undertaking:

(a)
any Party ceasing entirely to be a Creditor shall be discharged from further obligations towards the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(b)
as from that date, the replacement or new Creditor shall assume the same obligations and become entitled to the same rights, as if it had been an original Party in the capacity specified in the Creditor Accession Undertaking.

20.9	New Debtor

(a)
If any member of the Group becomes a Subsidiary Guarantor in accordance with clause 21.5 (Additional Domestic Subsidiaries) of the Senior Facility Agreement (or clause 20.5 (Additional Domestic Subsidiaries) of the Second Lien Facility Agreement, the

Borrower will procure that such Subsidiary Guarantor accedes to this Agreement as a Debtor and Subordinated Debtor.

(b)
With effect from the date of acceptance by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent)of a Debtor Accession Deed duly executed and delivered to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) by the new Debtor or, if later, the date specified in the Debtor Accession Deed, the new Debtor shall assume the same obligations and become entitled to the same rights as if it had been an original Party as a Debtor and Subordinated Debtor.

20.10	Additional Parties
Each of the Parties appoints the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) to receive on its behalf each Debtor Accession Deed and Creditor Accession Undertaking delivered to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) and the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement or, where applicable, by the relevant Facility Agreement.

21.	Costs and Expenses

21.1	Transaction Expenses
The Borrower shall, promptly on demand, pay the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) and by any Receiver or Delegate in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Debt Documents executed after the date of this Agreement.

21.2	Amendment Costs
If a Debtor requests an amendment, waiver or consent, the Borrower shall, within three Business Days of demand, reimburse the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) for the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) (and by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

21.3	Enforcement and Preservation Costs

The Borrower shall, within three Business Days of demand, pay to the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) the amount of all costs and expenses (including legal fees and together with any applicable VAT) incurred by it in connection with the enforcement of or the preservation of any rights under any Debt Document and the Transaction Security and any proceedings instituted by or against the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) as a consequence of taking or holding the Transaction Security or enforcing these rights.

21.4	Stamp Taxes
The Borrower shall pay and, within three Business Days of demand, indemnify the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) against any cost, loss or liability the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Debt Document.

21.5	Interest on Demand
If any Creditor or Debtor fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is 2%. per annum over the rate at which the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) would be able to obtain by placing on deposit with a leading bank an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may from time to time select provided that if any such rate is below zero, that rate will be deemed to be zero.

22.	Others Indemnities

22.1	Indemnity to a Security Agent

(a)
Each Debtor jointly and severally shall promptly indemnify a Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 21 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in a Security Agent, each Receiver and each Delegate by the Debt Documents or by law;

(v)	any default by any Debtor in the performance of any of the obligations expressed to be assumed by it in the Debt Documents;

(vi)	instructing lawyers, accountants, tax advisers, surveyors, a Financial Adviser or other professional advisers or experts as permitted under this Agreement; or

(vii)
acting as Security Agent, Receiver or Delegate under the Debt Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)
Each Debtor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 22.1 will not be prejudiced by any release or disposal under Clause 13 (Distressed Disposals and Appropriation) taking into account the operation of that Clause 13.

(c)
Each Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 22.1 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

22.2	Borrower’s indemnity to Primary Creditors
The Borrower shall promptly and as principal obligor indemnify each Primary Creditor against any cost, loss or liability (together with any applicable VAT), whether or not reasonably foreseeable, incurred by any of them in relation to or arising out of the operation of Clause 13 (Distressed Disposals and Appropriation).

23.	Information

23.1	Dealings with Security Agent and Facility Agents
Each Senior Facility Creditor and Second Lien Creditor shall deal with its Security Agent exclusively through its Facility Agent.

23.2	Disclosure between Primary Creditors and Security Agents
Notwithstanding any agreement to the contrary, each of the Debtors and the Subordinated Creditors consents, until the Final Discharge Date, to the disclosure by any Primary Creditor and a Security Agent to each other (whether or not through a Facility Agent or a Security Agent) of such information concerning the Debtors and the Subordinated Creditors as any Primary Creditor or a Security Agent shall see fit.

23.3	Notification of prescribed events

(a)
If a Senior Event of Default either occurs or ceases to be continuing the Senior Agent shall, upon becoming aware of that occurrence or cessation, notify the Second Lien Security Agent and the Second Lien Security Agent shall, upon receiving that notification, notify the Second Lien Agent.

(b)
If a Second Lien Event of Default either occurs or ceases to be continuing the Second Lien Agent shall, upon becoming aware of that occurrence or cessation, notify the Senior Security Agent and the Senior Security Agent shall, upon receiving that notification, notify the Senior Agent.

(c)
If a Senior Payment Default either occurs or ceases to be continuing the Senior Agent shall notify the Second Lien Security Agent and the Second Lien Security Agent shall, upon receiving that notification, notify the Second Lien Agent.

(d)	If a Senior Acceleration Event occurs the Senior Agent shall notify the Borrower and the Second Lien Agent.

(e)	If a Second Lien Acceleration Event occurs the Second Lien Agent shall notify each other Party.

(f)	If any Second Lien Creditor takes any action permitted under Clause 4.9 (Limited Permitted Enforcement: Second Lien Creditors), such Second Lien Creditor shall promptly notify each Facility Agent.

(g)
If the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each Facility Agent of that action.

(h)
If any Primary Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) and the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) shall, upon receiving that notification, notify each Party of that action.

(i)
If a Senior Mandatory Prepayment is waived the Senior Agent shall notify the Second Lien Security Agent of the amount of the Senior Mandatory Prepayment waived and the Second Lien Security Agent shall, upon receiving that notification, notify the Second Lien Agent.

(j)
If the Senior Security Agent receives a notice under paragraph (a) of Clause 4.10 (Option to Purchase: Second Lien Lenders) it shall upon receiving that notice, notify, and send a copy of that notice to, the Senior Agent.

(k)
Each Subordinated Creditor will notify the Senior Agent and the Second Lien Agent of the occurrence of any event of default (howsoever described) in respect of the Subordinated Liabilities promptly upon becoming aware of its occurrence.

(l)	The Borrower will:

(i)
on written request of the Senior Agent, acting reasonably, from time to time, notify the Senior Agent in writing of the details of the aggregate amount of the Subordinated Liabilities and/or Second Lien Liabilities outstanding at any time; and

(ii)	notify the Senior Agent and the Second Lien Agent of any amendment, termination or waiver of a Subordinated Liabilities Document.

23.4	Notifications by the Senior Agent or Senior Security Agent
Any notice to be given by the Senior Security Agent or the Senior Agent (for and on behalf of itself and the other Senior Facility Creditors) for the benefit of a Second Lien Creditor pursuant to the terms of this Agreement shall be made to the Second Lien Security Agent or the Second Lien Agent only.

24.	Notices

24.1	Communications in Writing
Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

24.2	Security Agent’s Communications with Primary Creditors

(a)
The Senior Security Agent shall be entitled to carry out all dealings with the Primary Creditors through its respective Facility Agent and may give to the relevant Facility Agent, as applicable, any notice, document or other communication required to be given by the Senior Security Agent to such Primary Creditor.

(b)
The Second Lien Security Agent shall be entitled to carry out all dealings with the Second Lien Creditors through the Second Lien Facility Agent and may give to the Second Lien Facility Agent, any notice, document or other communication required to be given by the Second Lien Security Agent to a Second Lien Creditor.

24.3	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)	in the case of a Debtor, a Subordinated Debtor and a Subordinated Creditor, that identified with its name below;

(b)	in the case of each Security Agent, that identified with its name below; and

(c)	in the case of each other Party, that notified in writing to the Security Agent on or prior to the date on which it becomes a Party, or any substitute address, fax number or department or officer which that Party may notify to a Security Agent (or a Security Agent may notify to the other Parties, if a change is made by a Security Agent) by not less than five Business Days’ notice.

24.4	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 24.3 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to a Security Agent will be effective only when actually received by a Security Agent and then only if it is expressly marked for the attention of the department or officer identified with that Security Agent’s signature below (or any substitute department or officer as that Security Agent shall specify for this purpose).

(c)	Any communication or document made or delivered to the Borrower in accordance with this Clause 24.4 will be deemed to have been made or delivered to each of the Debtors.

(d)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

24.5	Notification of Address and Fax Number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 24.3 (Addresses) or changing its own address or fax number, a Security Agent shall notify the other Parties.

24.6	Electronic Communication

(a)
Any communication to be made between any two Parties under or in connection with this Agreement may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)
Any such electronic communication as specified in paragraph (a) above to be made between a Subordinated Creditor, a Subordinated Debtor or a Debtor and a Security Agent or a Primary Creditor may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to a Security Agent only if it is addressed in such a manner as a Security Agent shall specify for this purpose.

(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in this Agreement to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 24.6.

24.7	English Language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)
if not in English, and if so required by a Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

25.	Preservation

25.1	Partial Invalidity
If, at any time, any provision of a Debt Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

25.2	No Impairment
If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

25.3	Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under a Debt Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Debt Document. No election to affirm any Debt Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Debt Document are cumulative and not exclusive of any rights or remedies provided by law.

25.4	Waiver of Defences

The provisions of this Agreement or any Transaction Security will not be affected by an act, omission, matter or thing which, but for this Clause 25.4, would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(a)	any time, waiver or consent granted to, or composition with, any Debtor or other person;

(b)	the release of any Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non‑presentation or non‑observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor or other person;

(e)
any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;

(g)	any intermediate Payment of any of the Liabilities owing to the Primary Creditors in whole or in part; or

(h)	any insolvency or similar proceedings.

26.	Consents and Amendments

26.1	Required Consents

(a)	Subject to paragraph (b) below and Clause 26.4 (Exceptions):

(i)
Clause 17.1 (Equalisation Definitions) to Clause 17.3 (Equalisation) may be amended or waived with the consent of the Senior Agent, the Majority Senior Lenders and the Senior Security Agent to the extent that that amendment or waiver does not affect the Second Lien Creditors; and

(ii)
subject to paragraph (a)(i) above, this Agreement may be amended or waived only with the consent of the Facility Agents, the Majority Senior Lenders, the Majority Second Lien Lenders and each Security Agent.

(b)	An amendment or waiver that has the effect of changing or which relates to:

(i)	Clause 4.10 (Option to Purchase: Second Lien Lenders), Clause 9 (Redistribution), Clause 16 (Application of Proceeds) or this Clause 26 (Consents and Amendments); or

(ii)	the order of priority or subordination under this Agreement, shall not be made without the consent of:

(A)	the Facility Agents;

(B)	the Senior Lenders;

(C)	the Second Lien Lenders; and

(D)	each Security Agent.

26.2	Amendments and Waivers: Transaction Security Documents

(a)
Subject to paragraph (b) below and to Clause 26.4 (Exceptions) and unless the provisions of any Debt Document expressly provide otherwise, the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may, if authorised by the Instructing Group, and if the Borrower consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Transaction Security Documents which shall be binding on each Party.

(b)	Subject to paragraph (c) of Clause 26.4 (Exceptions), any amendment or waiver of, or consent under, any Transaction Security Document which has the effect of changing or which relates to:

(i)	the nature or scope of the Charged Property;

(ii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(iii)	the release of any Transaction Security,
shall not be made without the prior consent of the Senior Facility Creditors whose consent to that amendment, waiver or consent is required under the Senior Facility Agreement and the Second Lien Creditors whose consent to that amendment, waiver or consent is required under the Second Lien Facility Agreement.

(c)
Prior to the Senior Discharge Date and subject to paragraph (b) above, each Second Lien Creditor agrees to amend the terms of, waive any of the requirements of, and grant any consent under, the Second Lien Security Documents that are equivalent to such amendments, waivers and consents granted by the Senior Facility Creditors in accordance with paragraph (a) above.

26.3	Effectiveness

(a)	Any amendment, waiver or consent given in accordance with this Clause 26 will be binding on all Parties and the Senior Security Agent (or, following the Senior Discharge

Date, the Second Lien Security Agent) may effect, on behalf of any Primary Creditor, any amendment, waiver or consent permitted by this Clause 26.

(b)
The Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

26.4	Exceptions

(a)	Subject to paragraphs (c) and (d) below, if the amendment, waiver or consent may impose new or additional obligations on or withdraw or reduce the rights of any Party other than:

(i)	in the case of a Primary Creditor (other than any Facility Agent or any Senior Arranger), in a way which affects or would affect Primary Creditors of that Party’s class generally; or

(ii)	in the case of a Debtor, to the extent consented to by the Borrower under paragraph (a) of Clause 26.2 (Amendments and Waivers: Transaction Security Documents),
the consent of that Party is required.

(b)
Subject to paragraphs (c) and (d) below, an amendment, waiver or consent which relates to the rights or obligations of a Facility Agent, a Senior Arranger or a Security Agent (including, without limitation, any ability of a Security Agent to act in its discretion under this Agreement) may not be effected without the consent of that Facility Agent or, as the case may be, that Senior Arranger or a Security Agent.

(c)	Neither paragraph (a) nor (b) above, nor paragraph (b) of Clause 26.2 (Amendments and Waivers: Transaction Security Documents) shall apply:

(i)	to any release of Transaction Security, claim or Liabilities; or

(ii)	to any consent,
which, in each case, the Senior Security Agent (or, following the Senior Discharge Date, the Second Lien Security Agent) gives in accordance with Clause 12 (Non‑Distressed Disposals), Clause 13 (Distressed Disposals and Appropriation), or Clause 18 (Facilitation of Qualifying Senior Facility Refinancing).

(d)	Paragraphs (a) and (b) above shall apply to a Senior Arranger only to the extent that Liabilities are then owed to that Senior Arranger.

26.5	Second Lien Commitments
If in relation to:

(a)	a request for a Consent in relation to any of the terms of this Agreement;

(b)	a request to participate in any other vote of Second Lien Creditors under the terms of this Agreement;

(c)	a request to approve any other action under this Agreement; or

(d)	a request to provide any confirmation or notification under this Agreement, any Second Lien Creditor fails to respond to that request within 15 Business Days of that request being made:

(i)
in the case of paragraphs (a) to (c) above, that Second Lien Creditor’s Second Lien Commitment shall be deemed to be zero for the purpose of calculating the Second Lien Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of the Second Lien Commitments has been obtained to give that Consent, carry that vote or approve that action;

(ii)
in the case of paragraphs (a) to (c) above, that Second Lien Creditor’s status as a Second Lien Creditor shall be disregarded for the purposes of ascertaining whether the agreement of any specified group of Second Lien Creditors has been obtained to give that Consent, carry that vote or approve that action; and

(iii)	in the case of paragraph (d) above, that confirmation or notification shall be deemed to have been given.

26.6	Deemed Consent

(a)
If, at any time prior to the Senior Discharge Date, the Senior Facility Creditors give a Consent in respect of the Senior Finance Documents then, if that action was permitted by the terms of this Agreement, the Second Lien Creditors, the Subordinated Debtors and the Subordinated Creditors will (or will be deemed to):

(i)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(ii)	do anything (including executing any document) that the Senior Facility Creditors may reasonably require to give effect to this paragraph (a).

(b)
If, at any time on or after the Senior Discharge Date and before the Second Lien Discharge Date, the Second Lien Creditors give a Consent in respect of the Second Lien Finance Documents then, if that action was permitted by the terms of this Agreement, the Subordinated Debtors and the Subordinated Creditors will (or will be deemed to):

(i)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(ii)	do anything (including executing any document) that the Second Lien Creditors may reasonably require to give effect to this paragraph (b).

26.7	No Liability

None of the Senior Facility Creditors will be liable to any other Creditor, or Debtor for any Consent given or deemed to be given under this Clause 26.

27.	Anti-Layering
Subject to the terms of this Agreement and until the Final Discharge Date, no Debtor shall, without the approval of the Majority Second Lien Lenders and any approvals required in accordance with the Senior Finance Documents, issue or allow to remain outstanding any Liabilities that:

(a)	are secured or expressed to be secured by the Transaction Security Documents on a basis (i) junior to any of the Senior Liabilities but (ii) senior to the Second Lien Liabilities;

(b)	are expressed to rank or rank so that they are subordinated to any of the Senior Liabilities but are senior to the Second Lien Liabilities; or

(c)	are contractually subordinated in right of payment to any of the Senior Liabilities and senior in right of payment to the Second Lien Liabilities.

28.	Counterparts
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

29.	Governing law
This Agreement and any non‑contractual obligations arising out of or in connection with it are governed by English law.

30.	Enforcement

30.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non‑contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
Notwithstanding paragraph (a) above, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

30.2	Service of Process

(a)	Without prejudice to any other mode of service allowed under any relevant law:

(i)	each Debtor, Subordinated Debtor and Subordinated Creditor (other than Thermo):

(A)
irrevocably appoints WFW Legal Services Limited of 15 Appold Street, London EC2A 2HB as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(B)	agrees that failure by a process agent to notify the relevant Debtor of the process will not invalidate the proceedings concerned; and

(ii)	Thermo in its capacity as a Subordinated Creditor (and not in any other capacity):

(A)
irrevocably appoints WFW Legal Services Limited of 15 Appold Street, London EC2A 2HB as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(B)	agrees that failure by a process agent to notify Thermo of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (in the case of an agent for service of process for a Debtor, a Subordinated Debtor or a Subordinated Creditor (other than Thermo)) or Thermo must immediately (and in any event within 5  days of such event taking place) appoint another agent on terms acceptable to the Senior Agent or, after the Senior Discharge Date, the Second Lien Agent. Failing this, the Senior Agent or the Second Lien Agent (as the case may be) may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Parties and is intended to be and is delivered by them as a deed on the date specified above.

Schedule 1

The Original Parties

Part 1

The Original Debtors

Name of Original Debtor	Registration/Identification number (or equivalent, if any) Original Jurisdiction
Globalstar, Inc.	3731110
GSSI, LLC	3732317
Globalstar Security Services, LLC,	3747502
Globalstar C, LLC	3732313
Globalstar USA, LLC	2663064
Globalstar Leasing LLC	3731109
Spot LLC	20071321209
ATSS Canada, Inc.	2706412
Globalstar Brazil Holdings, L.P.	2453576
GCL Licensee LLC	4187922
GUSA Licensee LLC	4187919
Globalstar Licensee LLC	4187920
Globalstar Media, L.L.C.	40224959K
Globalstar Broadband Services Inc.	4833062
Globalstar International, LLC	6438610
Globalstar Holding US, LLC	6508346

Part 2

The Original Subordinated Creditors

Name of Original Subordinated Creditor	Registration/Identification number (or equivalent, if any) Original Jurisdiction
Thermo Funding Company LLC	20061128733
Globalstar, Inc.	3731110
GSSI, LLC	3732317
Globalstar Security Services, LLC,	3747502
Globalstar C, LLC	3732313
Globalstar USA, LLC	2663064
Globalstar Leasing LLC	3731109
Spot LLC	20071321209
ATSS Canada, Inc.	2706412
Globalstar Brazil Holdings, L.P.	2453576
GCL Licensee LLC	4187922
GUSA Licensee LLC	4187919
Globalstar Licensee LLC	4187920
Globalstar Media, L.L.C.	40224959K
Globalstar Broadband Services Inc.	4833062
Globalstar International, LLC	6438610
Globalstar Holding US, LLC	6508346

Part 3

The Original Subordinated Debtors

Name of Original Subordinated Debtor	Registration/Identification number (or equivalent, if any) Original Jurisdiction
Globalstar, Inc.	3731110
GSSI, LLC	3732317
Globalstar Security Services, LLC,	3747502
Globalstar C, LLC	3732313
Globalstar USA, LLC	2663064
Globalstar Leasing LLC	3731109
Spot LLC	20071321209
ATSS Canada, Inc.	2706412
Globalstar Brazil Holdings, L.P.	2453576
GCL Licensee LLC	4187922
GUSA Licensee LLC	4187919
Globalstar Licensee LLC	4187920
Globalstar Media, L.L.C.	40224959K
Globalstar Broadband Services Inc.	4833062
Globalstar International, LLC	6438610
Globalstar Holding US, LLC	6508346

Schedule 2

Form of Debtor Accession Deed

This Agreement is made on [•] and made between:

(1)	[Insert Full Name of New Debtor] (the “Acceding Debtor”);

(2)
[Insert Full Name of Senior Security Agent] (the “Senior Security Agent”),1* for itself and each of the other parties to the intercreditor agreement referred to below (other than the Second Lien Creditors); and

(3)	[Insert Full Name of Second Lien Security Agent] (the “Second Lien Security Agent ”), for itself and each of the other Second Lien Creditors.

This agreement is made on [date] by the Acceding Debtor in relation to an intercreditor agreement (the “Intercreditor Agreement”) dated [•] 2019 between, amongst others, Globalstar, Inc., as the Borrower, BNP Paribas as Senior Security Agent, Global Loan Agency Services Limited as Second Lien Security Agent, the other Creditors and the other Debtors (each as defined in the Intercreditor Agreement).
The Acceding Debtor intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:
[Insert details (date, parties and description) of relevant documents] the “Relevant Documents”.
It is Agreed as follows:

1.	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

2.	The Acceding Debtor and the [Senior Security Agent]/[Second Lien Security Agent] agree that the [Senior Security Agent]/[Second Lien Security Agent] shall hold:

(a)	[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(b)	all proceeds of that Security; and] 2**

(c)
all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee and agent for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee and agent for the Secured Parties, on trust for the [Finance Parties] [(as such term is defined in the [Senior Facility Agreement]/[Second Lien Facility Agreement])] on the terms and conditions contained in the Intercreditor Agreement and the [Senior Facility Agreement]/[Second Lien Facility Agreement].

1	*This will be the Senior Security Agent only prior to the Senior Discharge Date. The Senior Security Agent is not required to sign following the Senior Discharge Date.

2	**Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Trustee as trustee for the Secured Parties.

3.
The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a [Debtor]/[Subordinated Debtor], undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

4.
[In consideration of the Acceding Debtor being accepted as a Subordinated Debtor for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as a [Subordinated Creditor], and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an [Subordinated Creditor] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement]. 3***

[4]/[5] This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, English law.
This Agreement has been signed on behalf of the Security Agent and executed as a deed by the Acceding Debtor and is delivered on the date stated above.
The Acceding Debtor
[Executed as a Deed    ) By: [Full Name of Acceding Debtor]    )

     Director
     Director/Secretary
OR
[Executed as a Deed
By: [Full name of Acceding Debtor]

        Signature of Director
        Name of Director in the presence of
        Signature of witness
        Name of witness
        Address of witness

        Occupation of witness]

Address for notices: Address:
Email:

3 ***Include this paragraph in the relevant Debtor Accession Deed if the Acceding Debtor is also to accede as a Subordinated Creditor to the Intercreditor Agreement.
The Security Agent
[Full Name of Current Security Agent] By:
Date:

Schedule 3

Form of Creditor Accession Undertaking

To:	[Insert full name of current Security Agent] 4* for itself and each of the other parties to the Intercreditor Agreement referred to below.
From: [Acceding Creditor]
This Undertaking is made on [date] by [insert full name of new Senior Lender/Second Lien LenderSenior Agent/Second Lien Agent/Senior Arranger/Subordinated Creditor] (the “Acceding [Senior Lender/Second Lien LenderSenior Agent/Second Lien Agent/Senior Arranger/Subordinated Creditor]”) in relation to the intercreditor agreement (the “Intercreditor Agreement”) dated [•], amongst others, Globalstar, Inc., as the Borrower, BNP Paribas as Senior Security Agent, Global Loan Agency Services Limited as Second Lien Security Agent, the other Creditors and the other Debtors (each as defined in the Intercreditor Agreement). Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.
In consideration of the Acceding [Senior Lender/Second Lien LenderSenior Agent/Second Lien Agent/Senior Arranger/Subordinated Creditor] being accepted as a [Senior Lender/Second Lien LenderSenior Agent/Second Lien Agent/Senior Arranger/Subordinated Creditor] for the purposes of the Intercreditor Agreement, the Acceding [Senior Lender/Second Lien LenderSenior Agent/Second Lien Agent/Senior Arranger/Subordinated Creditor] confirms that, as from [date], it intends to be party to the Intercreditor Agreement as a [Senior Lender/Second Lien LenderSenior Agent/Second Lien Agent/Senior Arranger/Subordinated Creditor] and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Senior Lender/Second Lien LenderSenior Agent/Second Lien Agent/Senior Arranger/Subordinated Creditor] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.
This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.
[This Undertaking has been entered into on the date stated above [and is executed as a deed by the Acceding Creditor, if it is acceding as a Subordinated Creditor] and is delivered on the date stated above.]
Acceding [Creditor]

Acceding [Creditor]

[Executed as a Deed [insert full name of Acceding Creditor]	....................................................... By: Address: Fax:

4	*This will be the Senior Security Agent prior to the Senior Discharge Date. On and from the Senior Discharge Date this will be the Second Lien Security Agent.

Accepted by the [Security Agent]    [Accepted by the Senior Agent]

______________________________    _______________________________
for and on behalf of            for and on behalf of
[Insert full name of current Security    [Insert full name of Senior Agent] Agent]
Date:                Date:]

Signatures

The Debtors

The Borrower

Executed as a Deed for and on behalf of
Globalstar, Inc
as Borrower

_/s/LindseyKeeble_____________________
Name: Lindsey Keeble
Title: Attorney-in-Fact

Address: 1351 Holiday Square Boulevard
               Covington
               LA 70433
               United States of America
Fax: +1 (985) 335-1900

in the presence of:
_/s/Kaajal Shah__________
Name:Kaajal Shah
Address:Watson Farley & Wiliams LLP
               15 Appold Street
               London EC2A 2HB
Occupation:Trainee Solicitor

Executed as a Deed for and on behalf of
Globalstar, Inc
as Original Debtor
  /s/Lindsey Keeble
Name: Lindsey Keeble
Title: Attorney-in-fact
Address: 1351 Holiday Square Boulevard
                Covington
                LA 70433
                United States of America
Fax: +1 (985) 335 1900
in the presence of:
_/s/Kaajal Shah__________
Name:Kaajal Shah
Address:Watson Farley & Wiliams LLP
               15 Appold Street
               London EC2A 2HB
Occupation:Trainee Solici

The Senior Security Agent
Executed as a Deed for and on behalf of
BNP Paribas
As Senior Security Agent

/s/Thierry Anezo                     /s/Philippe Laude
Name: Thierry Anezo                    Name: Philippe Laude
Title: Deputy Head of Transportation Management    Head of Transaction Management
Export France                Export France

Address: 35, rue de la Grire 75014 Paris            Address: 35, rue de la Grire 75014 Paris

In the presence of:

/s/Edward Bopin
Name:Edward Bopin
Address:
OccupationVP - BNPP

The Second Lien Security Agent
Executed as a Deed for and on behalf of
GLAS Trust Corporation Limited
As Second Lien Security Agent

/s/Lee Morrell
Name: Lee Morrell
Title: Transactation Manager

Address:    45 Ludgate Hill
London EC4M 7JU
United Kingdon
Attn:        Transacation Management Group/GSAT
Fax:        +44 (0)20 3070 0113
E-mail        tmg@glas.agency

In the presence of:

/s/Delun Fox
Name: Delun Fox
Address: 45 Ludgate Hill, ECGM 7JY
Occupation Manager